Exhibit 10.7

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

STRICTLY PRIVATE AND CONFIDENTIAL

24 May 2016

LICENCE AGREEMENT

(1)	ACHILLESTX LIMITED

(2)	CANCER RESEARCH TECHNOLOGY LIMITED

Olswang LLP	T +44 (0) 20 7067 3000
90 High Holborn	F +44 (0) 20 7067 3999	Olswang LLP is regulated by the Solicitors Regulation Authority
London WC1V 6XX	DX 37972 Kingsway	www.olswang.com

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THIS AGREEMENT is made as of                      2016 (the “Effective Date”)

BY AND BETWEEN:

(1)	ACHILLESTX LIMITED a company duly organised and validly existing under the laws of England (company number 10167668) with its registered office at 215 Euston Road, London NW1 2BE (“AchillesTx”); and

(2)

CANCER RESEARCH TECHNOLOGY LIMITED, a company duly organised and validly existing under the laws of England (company number 01626049) with its registered office at Angel Building 407, St. John Street, London, EC1V 4AD (“CRT”).

WHEREAS:

A.

AchillesTx is a newly incorporated company that has been established for the purposes of exploiting the Technology with a focus on researching, developing, manufacturing and commercialising immunotherapies (including those comprised in the Therapeutic Field), and diagnostics for the treatment of cancer;

B.	Dr Charles Swanton [***].

C.	Dr Karl Peggs is [***]

D.	Dr Sergio Quezada is [***].

E.	Subject to the arrangements referred to under Recitals F to H below, [***].

F.	CRUK is and will continue to be [***]. Accordingly, [***].

G.	Prior to or concurrent with concluding this Agreement, (i) [***] and (ii) [***].

H.	[***].

I.

As a consequence of these arrangements (i) CRT has the exclusive right within the Exclusive Fields for all acts of commercial exploitation of the Technology pursuant to this Agreement; and (ii) CRT and UCLB and CRICK between them having the exclusive right outside of the Exclusive Field for all acts of commercial exploitation of the Technology, in each case of (i) and (ii) subject to those licences otherwise granted pursuant to the Existing ACCs.

J.

AchillesTx now wishes to take a licence to certain of the Technology existing as of the Effective Date and arising over time during the course of and ongoing performance of the TRACERx Study in particular fields specified in this Agreement, and to obtain an option to license the Technology which is existing as of the Effective Date and arising over time during

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the course of and ongoing performance of the TRACERx Study in other fields as specified in this Agreement, as well as a right to negotiate for a licence over Founders IP which will arise after the Effective Date for a defined period, in each case upon the terms of this Agreement, and CRT wishes to grant such rights to AchillesTx and does so with the consent and support of UCL, UCLB, CRICK, CS, KP and SQ.

NOW, THEREFORE, the Parties, in consideration of the mutual covenants and undertakings herein and for other good and valuable consideration, intending to be legally bound, HEREBY AGREE as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, each of the capitalised words and expressions set out below shall have the meanings set forth against that capitalised word or expression, unless expressly provided otherwise:

“Academic Access Organisation” means [***];

“Academic Information” has the meaning set out in Clause 5.7;

“Academic Collaborator” means [***];

“Academic Organisation” means an entity predominantly engaged in the conduct of academic research or the non-commercial funding of academic research, comprising academic institutions, charities, non-for-profit organisations and government bodies including the NHS and equivalent organisations (including supranational bodies such as the European Commission or other European Union entities) anywhere in the world;

“Academic Research” means [***];

“Academic Reports” has the meaning set out in Clause 5.7.2;

“Academic Rights” has the meaning set out in Clause 5.1;

“ACC Agreement” means [***];

“Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with a Party, for so long as such control exists. For the purposes of this definition and the definition of “Tobacco Party”, “control” and “controlled” means either (a) with respect to any person or entity, ownership directly or indirectly of more than fifty (50%) per cent of the shares of stock entitled to vote for the election of directors, in the case of a company or corporation, or more than fifty (50%) per cent of equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a person controls or has the right to control the board of directors or equivalent governing body of the relevant entity, or the ability generally to cause the direction of the management or policies of an entity. In the case of certain entities

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organised under the laws of certain countries, where the maximum percentage ownership permitted by law for a foreign investor is less than fifty (50%) per cent, in such case such lower percentage shall be substituted in the preceding sentence provided that such foreign investor has the power to direct the management and policies of such entity. For the purposes of this Agreement (i) CRUK shall be deemed an Affiliate of CRT and vice versa; and (ii) AchillesTx’s Affiliates shall be limited to its subsidiaries (as defined in section 1159 of the Companies Act 2006) from time to time;

“Agreement” means this agreement together with its schedules, each as may be amended from time to time in accordance with the terms of this Agreement;

“Approved Commercial Collaboration” means (i) [***] (each an “Existing ACC”); and (ii) [***] (each a “Proposed ACC”); and (iii) [***] (each a “Future ACC”);

“Approved Commercial Collaboration Data” means bioinformatic Know-How, data and information (including for the avoidance of doubt Patient Medical Data) generated or collected by or on behalf of any of the UCL Group, the CS Crick Laboratory, CRUK and/or CRICK for or on behalf of an Approved Commercial Collaborator pursuant to an Approved Commercial Collaboration, in so far as such Know-How, data and information is, pursuant to the terms of the applicable ACC Agreement, encumbered in favour of the Approved Commercial Collaborator such that UCL Group, the CS Crick Laboratory, CRUK or CRICK (as applicable) is prohibited from disclosing the same to any Third Party and/or AchillesTx;

“Approved Commercial Collaborator” means the Third Party [***];

“Assignment” has the meaning set out in Clause 8.2;

“Assignment Agreement” has the meaning set out in Clause 2.1.3;

“Articles” means the articles of association of AchillesTx adopted on the date of this Agreement, as amended or replaced from time to time;

“Bioinformatic Data” means the following Know-How, data and information created, generated, developed, derived or otherwise arising from or pursuant to the Primary Study from time to time during the TRACERx Term as a result of the bioinformatics analysis and other meta-analysis of Patient Sequencing Data:

(i)	Results of the Truncal Mutation/Branch Mutation analysis of Patient Sequencing Data (including annotation as truncal mutation/branch mutation) (“Truncal/Branch Data”);

(ii)	Results of the Neo-Antigen analysis of (i), including Neo-Antigen annotation as Branch Neo-Antigen and Truncal Neo-Antigen (“Neo-Antigen Data”);

(iii)	Results of the cancer phylogenetic analysis of Patient Sequencing Data (including cancer phylogenetic trees) (“Phylogenetic Data”);

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but, in each case, excluding any Approved Commercial Collaboration Data;

“Bioinformatic Pipeline” has the meaning given in Schedule 10;

“Branch Mutation” means a genetic mutation in an individual tumour (or cancer) cell that is not a Truncal Mutation;

“Branch Neo-Antigen” means a Neo-Antigen presented by an individual tumour (or cancer) cell that is not a Truncal Neo-Antigen;

“Buy-Out Option” has the meaning set out in Clause 15.1;

“CDA” the confidentiality agreement executed between [***];

“Combination Product” has the meaning set out in paragraph 5 of Part A Schedule 7;

“Commercial Licence” means the grant of a sub-licence of rights under the Technology to a Sub-Licensee (other than in respect of a material transfer agreement, contract research agreement, clinical trial services agreement or manufacturing agreement);

“Commercial Research” means any research (i) that is, in whole or part, funded by a person or entity that is not a Funder (it being accepted that the charitable gift from [***] shall be deemed funding by a Funder); or, (ii) that is undertaken at the request of or for the benefit of any entity that is not an Academic Organisation involved in such research; or, (iii) that is undertaken (as opposed to funded) in collaboration with any entity which is not an Academic Organisation; or, (iv) under which a Third Party, which is not an Academic Organisation (or technology transfer organisation associated with such Academic Organisation) participating in such research, will acquire any rights to, or access to, or ownership or control of, or exploitation of, (including by way of assignment or licence,) the results of such research;

“Competitive Product” means on a [***];

“Competing Entrant” has the meaning set out in Clause 13.9;

“Confidential Information” has the meaning set out in Clause 18.1;

“Contribution Royalty Product” shall mean the [***];

“Core Countries” has the meaning given in Clause 16.8;

“Cover”, “Covering” or “Covered” means in the case of a product, that such product (i) would, were it not for the applicable licence granted and subsisting hereunder, infringe the applicable Patent Rights so licensed hereunder; or (ii) has been manufactured for commercial supply using the Intellectual Property licensed to AchillesTx hereunder, which use, were it not for the applicable licence granted and subsisting hereunder, would otherwise constitute an infringement or actionable misuse of such Intellectual Property;

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“CRICK” means the Francis Crick Institute, a company with liability limited by shares (registered in England and Wales with company number 6885462) and registered as a charity in England and Wales (registered charity number 1140062) whose registered office is at 215 Euston Road, London NW1 2BE;

“CRICK Agreement” means the agreement between AchillesTx and CRICK pursuant to which CRICK [***];

“CRT Licence” has the meaning set out in Clause 3.1;

“CRT Side Agreement” means the agreement (which is in the form approved by AchillesTx) between CRT, CRICK, UCL and UCLB as of the Effective Date which, inter alia, assigns and licences to CRT the Technology to enable the same to be licensed to AchillesTx in accordance with the terms of this Agreement;

“CRT UCL Agreement” means [***];

“CRUK” means Cancer Research UK, a company and registered charity duly organised and validly existing under the laws of England (company number 04325234) with its registered office at Angel Building 407, St. John Street, London, EC1V 4AD;

“CS” or “Charles Swanton” means Dr Charles Swanton;

“CS Crick Laboratory” means from time to time prior to, on and/or following the Effective Date, those members of the research group(s) at CRICK who at the relevant time were or are led by or under the supervision or direction of CS whilst CS is employed by, consults for or otherwise holds any position at supervises or directs any research at CRICK;

“CS UCL Laboratory” means from time to time prior to, on and/or following the Effective Date, those members of the research group(s) at UCL who at the relevant time were or are led by or under the supervision or direction of CS whilst CS is employed by, consults for or otherwise holds any position at or undertakes or supervises any research at UCL;

“Defaulting Party” has the meaning set out in Clause 22.3;

“Development Plan” means AchillesTx’s development plan attached in Schedule 1 which shall be updated by AchillesTx [***] or, at AchillesTx’s discretion, more frequently upon written notice to CRT;

“Disclosing Party” has the meaning set out in Clause 18.1;

“Disclosure Notification” has the meaning in Clause 6.1;

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“Enforcement Action” has the meaning set out in Clause 17.2;

“Exclusive Fields” mean the (i) Therapeutic Field, (ii) the Neo-Antigen Diagnostic Field and (iii) the Therapeutic Vaccine Field concerning or targeting Private Neo-Antigens until such time (if at all) that the Vaccine Option Period expires without the Vaccine Option having been exercised;

“Existing Side Study” means one of the Side Studies in existence as of the Effective Date comprising (i) the Immunology Side Study; (ii) existing as of the Effective Date and performed by UCL as sponsor of the Whole TRACERx Study; and (iii) each of the studies [***], in each case to the extent that the same does not comprise any Commercial Research;

“Exploit” and “Exploiting” to make, have made, import, export, use, sell or offer for sale, including to research, experiment, develop, commercialise, file for, obtain and maintain Regulatory Approvals, manufacture, to have manufactured, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market or have sold or otherwise dispose of, and “Exploitation” shall mean the act of Exploiting;

“Extended Vaccine Option Period” means the period of [***] immediately following the expiry of the Initial Vaccine Option Period upon AchillesTx paying to CRT the Vaccine Fee, such that the Extended Option Period shall expire no later than [***];

“European Union” means those countries comprising the member states within any of the European Union, the European Economic Area and/or the European Free Trade Association, in each case as existing as of the Effective Date;

“First Commercial Sale” means the first arm’s length commercial sale to a Third Party (other than a Sub-Licensee) of the applicable Royalty Product in a country by AchillesTx or its Affiliates (or by a Sub-Licensee or its sub-licensed affiliates pursuant to a sub-license granted hereunder), in each case following the grant of a Marketing Approval for the applicable Royalty Product in such country;

“First Non-Therapeutic Product” means a Royalty Product that is the first Non-Therapeutic Product under this Agreement to be launched by AchillesTx or a Sub-Licensee (or an Affiliate of either of them) pursuant to a Marketing Approval anywhere in the Territory with an approved diagnostic label indication within the Neo-Antigen Diagnostic Field or Non Neo-Antigen Diagnostic Field and is not the same or equivalent of the First Therapeutic Product, Second Therapeutic Product or Third Therapeutic Product;

“First Therapeutic Product” means a Royalty Product that is the first Therapeutic Product under this Agreement to be launched by AchillesTx or a Sub-Licensee (or its sub-licensed affiliates) pursuant to a Marketing Approval anywhere in the Territory with an approved label indication for a treatment within the Therapeutic Field or Therapeutic Vaccine Field;

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“Founder(s)” means CS, KP, SQ and each of the members of the CS UCL Laboratory, the CS Crick Laboratory, the KP Laboratory and the SQ Laboratory;

“Founders’ IP” means [***];

“Founders’ Pre-Existing Agreement” means [***];

“Funder” means an academic, charitable or other not-for-profit organisation (including academic institutions and Academic Organisations, charities, and government bodies;

“Future Patents” means any Patent Rights filed by or on behalf of CRT, UCL, UCLB and/or CRICK from time to time in respect of any invention that is predominantly made, discovered or otherwise reduced to practice as a result of, or pursuant to activities under the TRACERx Study during the TRACERx Term;

“Funder Reserved Rights” means (i) in relation to any Intellectual Property generated through use of [***], the right for [***] to use any published material and the copyright therein created or acquired in connection with an activity funded by [***] subject to third party rights in any such published material; and (ii) in relation to any Intellectual Property generated through use of [***], a license to [***] to use any information from [***]-funded research which is not confidential information for its academic, non-commercial uses;

“GPL” means the GNU General Public Licence;

“Immunology Side Study” the side studies undertaken prior to, on and/or following the Effective Date as part of the Whole TRACERx Study but separate from the Primary Study by the SQ Laboratory involving the processing and analysis of primary tumour tissue samples from the TRACERx Study, the purpose of which is to investigate the mechanisms by which immune cells recognise tumours and the immune modulatory pathways controlling recognition and function of immune cells within the tumour micro-environment in NSCLC patients;

“Immunology Side Study Materials” means (i) those materials identified in Part B of Schedule 3 (including, for the avoidance of doubt, such materials generated during the TRACERx Term); and, (ii) such other materials (include [***]) as may be generated, developed or acquired by SQ and/or the SQ Laboratory pursuant to the Immunology Side Study from time to time during the TRACERx Term which CRT and AchillesTx shall, from time to time and in good faith, negotiate to agree to include under this Agreement;

“Improvement” means any enhancement, development or improvement over the applicable Intellectual Property;

“Improvement Period” means from the Effective Date until the [***](unless extended by mutual agreement in writing by the Parties for an additional [***]);

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“Indemnity Claim” has the meaning set out in Clause 21.1;

“Indemnified Party” has the meaning set out in Clause 21.1;

“Initial Vaccine Option Period” means [***] from the Effective Date;

“Insolvency Event” the occurrence of any of the following events or circumstances (or any analogous event or circumstance in a jurisdiction other than England and Wales) in relation to the relevant entity: (i) being deemed unable to pay its debts as defined in section 123 Insolvency Act 1986, (ii) entering into a voluntary arrangement or any other composition, scheme or arrangement with (or assignment for the benefit of) its creditors; (iii) the appointment of a receiver, administrator or insolvency manager over the whole or the majority of its business or assets, and which appointment is not appealed or set aside within [***] days; (iv) an order is made or a resolution is passed for its winding up (except for the purposes of a bona fide solvent reorganisation); (v) an order for bankruptcy or dissolution or the making of an administration order is made which is not appealed or set aside within [***] days of it being made; or (vi) ceasing to carry on business for any continuous period in excess of [***] days or claiming the benefit of any statutory moratorium;

“Intellectual Property” or “IPR” or “IP” all Patent Rights, claims in or rights to Patent Rights, rights in designs (including design patents, registered designs and unregistered designs), copyright, rights in software, database rights, rights in data, inventions, rights in Know-How, trade secrets and confidential information, and any and all other similar or equivalent rights to any of the foregoing situated in any country in the world, in each case for their full term and any extensions, together with applications for any of the foregoing, the right to apply for any of the foregoing in any part of the world and the right to claim priority in respect of any of the foregoing;

“ITH Data” means the following bioinformatic analysis, and other meta-analysis, of Patient Sequencing Data created, generated or developed in or pursuant to the Primary Study from time to time during the TRACERx Term other than Bioinformatic Data: [***], but excluding any Approved Commercial Collaboration Data;

“Know-How” all technical and other information, data, database content, knowledge, ideas, concepts, discoveries, designs, know-how, trade secrets, inventions (which at the relevant time are not the subject of a Patent Right) formulae, methods, protocols, algorithms, software sequences, models, procedures, designs for experiments, trials and tests and results of the same, testing methods, test designs and protocols, assays, processes, specifications and techniques, pre-clinical data, clinical data and manufacturing data;

“KP” or “Karl Peggs” means Dr Karl Peggs;

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“KP Laboratory” means from time to time prior to, on and/or following the Effective Date, those members of the research group(s) at UCL who at the relevant time were or are led by or under the supervision or direction of KP whilst KP is employed by, consults for or otherwise holds any position at or supervises or directs any research at UCL;

“Laboratory Notebooks” means all parts of laboratory notebooks in CRT’s, CRUK’s, UCL’s and/or CRICK’s possession, custody or control from time to time prior to, on and/or after the Effective Date which record work undertaken pursuant to the TRACERx Study (excluding any Approved Commercial Collaboration Data) and/or details the generation, creation or development of any of the TRACERx IP, including the parts of laboratory notebooks of the CS UCL Laboratory, CS CRICK Laboratory, KP Laboratory and SQ Laboratory;

“Licence” means the CRT Licence or Vaccine Licence and “Licences” shall be constructed to mean both of the CRT Licence and Vaccine Licence;

“Marketing Approval Application” or “MAA” an application for a Marketing Approval;

“Marketing Approval” or “MA” those Regulatory Approval(s) required by applicable laws and regulations in a particular country or territory in order to sell or commercially supply a medicinal product and/or device in that country or territory. For the avoidance of doubt, Marketing Approval does not include any pricing approval in a country for a Royalty Product;

“Match Period” has the meaning set out in Clause 6.7;

“Materials” means the Primary Study Materials and the Immunology Side Study Materials;

“[***] Research” means [***];

“Negotiation Period” means a negotiation period in respect of negotiating a licence to certain of the Founders’ IP of at least [***] but no more than [***] (unless extended by the Parties with mutual agreement in writing for [***][***]);

“Neo-Antigen” means a tumour-specific antigen presented by tumour (or cancer) cells of a patient or subject which arises as a consequence of a mutation within that tumour (or cancer) cell and which antigen is not expressed by non-tumour (or non-cancer) cells in the same patient or subject;

“Neo-Antigen Diagnostic Field” means the field of activities utilising diagnostic and prognostic equipment, materials and services to detect, diagnose, predict, measure or otherwise identify and monitor the presence or absence of Neo-Antigens in a patient or subject sample;

“Net Sales” has the meaning in Part A of Schedule 7;

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“NHS” means the National Health Service in the United Kingdom;

“NHS Approval” has the meaning set out in Clause 9.9;

“Non-Defaulting Party” has the meaning set out in Clause 22.3;

“Non Neo-Antigen Diagnostic Field” means the field of activities utilising diagnostic and prognostic equipment, materials and services to detect, diagnose, predict, measure or otherwise identify and monitor the presence or absence of antigens other than Neo-Antigens in a patient or subject sample;

“Non-Therapeutic Product” means a product that is not a Therapeutic Product including a diagnostic product;

“Notice Period” has the meaning set out in Clause 22.3.1;

“NSCLC” means non-small cell lung cancer;

“Other Bioinformatic Data” means the ITH Data;

“Other TRACERx Know-How” means [***];

“Party” or “Parties” means AchillesTx or CRT, or both AchillesTx and CRT, as the context requires, including their respective successors in title, permitted assignees and transferees from time to time (if any);

“Patent Prosecution Costs” means those professional service fees and costs reasonably charged by a Third Party patent attorney instructed by AchillesTx, or instructed by CRT with AchillesTx’s approval, during the Term, for the provision of professional legal services concerning patent filing, prosecution (including defending oppositions and interferences), maintenance and renewal services with respect to the applicable TRACERx Patents, including all official fees, charges and surcharges properly incurred in the provision of such services, which are incurred following notification to AchillesTx (and as applicable acceptance by AchillesTx) of such TRACERx Patent being included in the licensed rights hereunder;

“Patent Rights” all patent rights, claims in any patent right, applications for patents and the right to apply for patent rights in any part of the world including all divisionals, reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, continuations in-part and any SPCs and where referred to in the context of a schedule hereto shall include all patent rights from time to time derived from, claiming priority from, issued or granted from those patent rights listed in such schedule;

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“Patent Royalty Product” means any product which, in the country where sold by AchillesTx or its Affiliates or its Sub-Licensee (or their sub-licensed affiliates), would, at the time of grant of its first Marketing Approval in such country, were it not for the licences granted hereunder, infringe any one or more Valid Claims of any of the TRACERx Patents in such country, but excluding any delivery or administrative technology, equipment or any services used or provided therewith;,

“Patient Medical Data” means the following Know-How, data and information [***];

“Patient Sequencing Data” means [***];

“Primary Study” means the study being principally undertaken at, or which is subcontracted to a commercial Third Party service provider to be performed on behalf of, the CS UCL Laboratory and/or the CS Crick Laboratory (recognising the fact that patient samples and Patient Medical Data used for the study may be obtained other than by the CS UCL Laboratory or CS Crick Laboratory) prior to, on and/or following the Effective Date as the primary part and focus of the Whole TRACERx Study, of the sequencing and bioinformatic analysis of the results of such sequencing, of primary tumours and (where applicable and available) associated lymphatic node(s) and (where available) relapse tumours (being relapse of disease as set forth in the Whole TRACERx Study protocol as of the Effective Date), with the aim to decipher primary and (where available) relapse tumour phylogenies for approximately 842 NSCLC patients over five years and establish the impact of intratumour heterogeneity upon disease outcome, but excluding any Approved Commercial Collaboration Data;

“Primary Study Materials” means those materials identified in Part A of Schedule 3 (including, for the avoidance of doubt, such materials generated during the TRACERx Term);

“Private Mutation” means any mutation of genetic code within a cell that is not a Public Mutation;

“Private Neo-Antigen” means any Neo-Antigen coded for by a non-synonymous Private Mutation;

“Protocol Know How” means:

(i)	The following Know-How [***];

“Public Neo-Antigen” means any Neo-Antigen coded for by a non-synonymous Public Mutation;

“Public Mutation” has the meaning given in Schedule 10;

“Purple Book Reference” has the meaning set out in Clause 16.10;

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“Quarterly” or “Quarter” a period of three calendar months each ending on 31 March, 30 June, 30 September or 31 December;

“Reagents” means the following non-standard or non-commercially available reagents, assay samples or materials created, generated or developed in or pursuant to the Immunology Side Study by or on behalf of UCL, within the SQ Laboratory;

“Recipient Party” has the meaning set out in Clause 18.1;

“Referral Notice” has the meaning set out in paragraph 1 of Part B Schedule 7;

“Regulatory Approval” any and all approvals (including any applicable supplements, amendments, pre and post approvals, and approvals of applications for regulatory exclusivity), licenses, registrations, or authorisations of any federal, national, multinational, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental entity necessary for the manufacture, distribution, use, testing, development, storage, import, export, transport, promotion, marketing and sale of a medicinal product in a country or countries;

“Regulatory Authority” any governmental or regulatory authority responsible for assessing and/or granting Regulatory Approvals (including any ethics committees) and “Regulatory Authorities” shall mean more than one such authority;

“Royalty” or “Royalties” has the meaning set out in Clause 13.1;

“Royalty Expiry” means [***];

“Royalty Floor” means [***];

“Royalty Product” shall mean any Patent Royalty Product or the one Contribution Royalty Product, and “Royalty Products” shall be constructed to mean both of the foregoing;

“Royalty Term” has the meaning set out in Clause 13.11;

“Second Non-Therapeutic Product” means a Royalty Product with an approved diagnostic label indication within the Neo-Antigen Diagnostic Field or Non Neo-Antigen Diagnostic Field that is approved for sale pursuant to a Marketing Approval that is (i) a label expansion to the First Non-Therapeutic Product but within the Neo-Antigen Diagnostic Field or Non Neo-Antigen Diagnostic Field; and/or (ii) different to, or the regulatory dossier submitted in respect of it contained additional clinical data (excluding translations or other country-specific requirements collected for that same country at the time of the First Non-Therapeutic Product) to that submitted for, the Marketing Approval granted for, or a country-specific equivalent of that same Marketing Approval granted for, the First Non-Therapeutic Product; and which is launched by AchillesTx or its Affiliates or a Sub-Licensee (or its sub-licensed affiliates) anywhere in the Territory after the first launch of the First

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Non-Therapeutic Product and is not the same or equivalent to the First Therapeutic Product, Second Therapeutic Product, Third Therapeutic Product or the First Non-Therapeutic Product;

“Second Therapeutic Product” means a Royalty Product with an approved label indication for a treatment within the Therapeutic Field or Therapeutic Vaccine Field that is approved for sale pursuant to a Marketing Approval that is (i) a label expansion to the First Therapeutic Product within the Therapeutic Field or Therapeutic Vaccine Field; and/or (ii) different to, or the regulatory dossier submitted in respect of it contained additional clinical data (excluding translations or other country-specific requirements collected for that same country at the time of the First Therapeutic Product) to that submitted for, the Marketing Approval granted for, or a country-specific equivalent of that same Marketing Approval granted for, the First Therapeutic Product; and which is launched by AchillesTx or its Affiliates or a Sub-Licensee or its sub-licensed affiliates anywhere in the Territory after the first launch of the First Therapeutic Product;

“Side Study” means any studies being undertaken prior to, on and/or following the Effective Date in collaboration with or associated with the Primary Study (but not the Primary Study itself), including the Immunology Side Study and other side studies using samples/data collected across single or multiple clinical sites, and which [***];

“SPC” has the meaning set out in Clause 16.9;

“SQ” or “Sergio Quezada” means Dr Sergio Quezada;

“SQ Laboratory” means from time to time prior to, on and/or following the Effective Date, those members of the research group(s) at UCL who at the relevant time were or are led by or under the supervision or direction of SQ whilst SQ is employed by, consults for or otherwise holds any position at or supervises or directs any research at UCL;

“SSA” means the Subscription and Shareholders’ Agreement between Achillestx Limited; Syncona LLP; CRT Pioneer Fund LP; UCL Technology Fund LP; Cancer Research Technology Limited; CS, KP, SQ and Mark Lowdell, dated as of the Effective Date;

“Software” means all software, firmware, code and scripts that is not publicly available to purchase as “off-the-shelf” software;

“Sub-Licensee” means any person (including an Affiliate of AchillesTx) to whom AchillesTx sub-licenses all or part of the Intellectual Property licensed to it under this Agreement in respect of Royalty Products;

“Success Milestone” has the meaning set out in Clause 12.1;

“Success Milestone Payment” has the meaning set out in Clause 12.1;

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“Surrender” or “Surrendered” in respect of any Patent Rights, any of (i) ceasing to maintain (by payment of renewal fees or otherwise) the applicable Patent Rights; (ii) withdrawing, surrendering, dedicating to the public or allowing the applicable Patent Rights to lapse; (iii) in the case of a pending application de-designating, or not validating or ratifying in, a country covered by the application or not entering into the national or regional phase in a country designated in the international or convention application; or, (iv) consenting to or ceasing to defend an application, action or litigation for revocation;

“Technology” collectively means the TRACERx IP and the Materials;

“Term” has the meaning in Clause 22.1;

“Territory” all countries throughout the World;

“Therapeutic Field” means the field of activities relating to Neo-Antigen therapy comprising cell therapy (including tumor infiltrating lymphocyte (“TIL”) and adoptive cell transfer (“ACT”) therapy) targeting Public Neo-Antigens and/or Private Neo-Antigens (and any combination thereof);

“Therapeutic Product” means any product that has a therapeutic or prophylactic effect relating to the treatment, amelioration or prevention of a disease or condition;

“Therapeutic Vaccine Field” means outside of the Therapeutic Field, any non-cellular Neo-Antigen-based therapeutic vaccination (including delivery of Neo-Antigen-based therapeutic vaccines) (including but not limited to vaccines containing Neo-Antigens derived from peptide or nucleic acid);

“Therapeutic Antibody Field” means treatment with therapeutic antibodies (including their delivery), with such antibodies having selectivity for targeting Private Neo-Antigens;

“Third Party” any person other than the Parties or their respective Affiliates;

“Third Party Access Rights” has the meaning set out in Clause 13.8;

“Third Therapeutic Product” means a Royalty Product with an approved label indication for a treatment within the Therapeutic Field or Therapeutic Vaccine Field that is approved for sale pursuant to a Marketing Approval that is (i) a label variation expansion to the First Therapeutic Product and/or Second Therapeutic Product within the Therapeutic Field or Therapeutic Vaccine Field; and/or (ii) different to, or the regulatory dossier submitted in respect of it contained additional clinical a data (excluding translations or other country-specific requirements collected for that same country at the time of the First Therapeutic Product and/or Second Therapeutic Product) to that submitted for, the Marketing Approval granted for, or a country-specific equivalent of that same Marketing Approval granted for, the First Therapeutic Product and/or Second Therapeutic Product; and which is launched by AchillesTx or its Affiliates or a Sub-Licensee or its sub-licensed affiliates anywhere in the Territory after the first launch of the Second Therapeutic Product;

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“Tobacco Party” means: (i) any entity which develops, sells or manufactures tobacco products; and/or (ii) any entity which makes the majority of its profits from the importation, marketing, sale or disposal of tobacco products;

“TRACERx Chief Investigator” means Charles Swanton of UCL;

“TRACERx Documentation” means: (i) the Laboratory Notebooks; (ii) software files, software protocols and coding files, manuals and coding guides concerning the software comprised within Bioinformatic Pipeline; and (iii) media and records to the extent recording any of the TRACERx IP;

“TRACERx IP” means the TRACERx Patents, TRACERx Know-How and the Bioinformatic Pipeline, together with any Intellectual Property rights which are otherwise created, generated or developed in, under or through the TRACERx Study or funding pursuant to the TRACERx Study during the TRACERx Term;

“TRACERx Know-How” means each of the Patient Sequencing Data, Bioinformatic Data, Other Bioinformatic Data, Patient Medical Data, Protocol Know How and Other TRACERx Know How;

“TRACERx Patents” means (i) those patent applications listed in Part B of Schedule 2 and all Patent Rights granted or issued from, associated with or derived from those patents (“Existing TRACERx Patents”); and, (ii) any Future Patent which AchillesTx elects to include in the licence granted hereunder;

“TRACERx Participant” means: (i) each of the individuals identified in Part A of Schedule 2; and (ii) any other individuals who are (a) academics or practising physicians or pathologists; and (b) not undertaking Commercial Research as part of or related to the TRACERx Study (excluding any Approved Commercial Collaborations), that become participants in the TRACERx Study and/or members of the TRACERx consortium ([***]); in each case together with in respect of each such person, the individual members of their respective research group supervised by such scheduled individual in so far as they are undertaking research and activities directly pursuant to the TRACERx Study;

“TRACERx Study” means that part of the Whole TRACERx Study, intended to develop and transform the understanding of NSCLC which comprises the Primary Study and Immunology Side Study but excludes the other Side Studies;

“TRACERx Term” means (i) in the case of the Bioinformatic Pipeline, the period from the commencement of the TRACERx Study until [***]; and (ii) in the case of all other TRACERx IP and Materials, the period from the commencement of the TRACERx Study until [***];

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“Truncal Mutations” means a genetic mutation in an individual tumour (or cancer) cell that is statistically shown or believed to be present (based on experimental data derived from the CS UCL Laboratory and or CS Crick Laboratory) essentially or substantially in all tumour (or cancer) cells from the same patient associated with that same tumour;

“Truncal Neo-Antigen” means a Neo-Antigen presented by an individual tumour (or cancer) cell that is statistically shown or believed to be present (based on experimental data derived from the CS UCL Laboratory and or CS Crick Laboratory) essentially or substantially in all tumour (or cancer) cells from the same patient associated with that same tumour;

“TP Fees” has the meaning set out in Clause 13.8;

“UCL” means University College London, an institution incorporated in the United Kingdom by Royal Charter and having its address at Gower Street, London, WC1E 6BT;

“UCL Group” means CS (whilst at UCL), the CS UCL Laboratory, KP (whilst at UCL), KP Laboratory, SQ (whilst at UCL), and the SQ Laboratory;

“UCLB” means UCL Business PLC, a public company duly organised and validly existing under the laws of England (company number 02776963) with its registered office at The Network Building, 97 Tottenham Court Road, London, W1T 4TP;

“Unresolved Matter” has the meaning set out in Clause 31.2;

“Vaccine Fee” means [***];

“Vaccine Option” means AchillesTx’s right to take a licence to Exploit products within the Therapeutic Vaccine Field (in accordance with Clause 3.4), which option may be exercised at any time during the Vaccine Option Period;

“Vaccine Option Period” means the Initial Vaccine Option Period and (if the Initial Vaccine Option Period is extended pursuant to Clause 3.3) the Extended Vaccine Option Period;

“Valid Claim” means a claim within (i) an issued or granted and unexpired Patent Right, including any TRACERx Patent; or (ii) a pending application for a Patent Right including an application with respect to any TRACERx Patents, which has not been pending for more than [***], and in each case of (i) and (ii) above, which has not been held unenforceable, unpatentable or invalid by a final unappealable decision of a court or government body of competent jurisdiction, or where appealed within the time allowed for appeal has not been held unenforceable, unpatentable or invalid by the highest appellate court in the relevant jurisdiction, or, which has not been withdrawn, cancelled, revoked, disclaimed, or rendered unenforceable through disclaimer or otherwise Surrendered (other than through AchillesTx’s breach under this Agreement not to pay Patent Costs due) or which has not been deemed invalid by an interference or opposition panel or court as part of any

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interference or opposition proceeding. For the avoidance of doubt, in the event that a claim within a Patent Right issues or is granted more than [***] it shall be a Valid Claim only with effect from the date of grant;

“Year” a period of twelve (12) months commencing on 1 January, or where this Agreement is terminated or expires prior to 31 December the period from 1 January in the year of termination or expiry of this Agreement until the date of termination or expiry of this Agreement.

“Whole TRACERx Study” means the study known as ‘TRAcking Cancer Evolution Through Therapy’, comprising a nine year UK-based lung research study, funded (as of the Effective Date) by CRUK and others, intended to develop and transform the understanding of NSCLC;

1.2	In this Agreement, unless the context requires otherwise:

1.2.1	use of the singular includes the plural and vice versa and use of any gender includes the other genders;

1.2.2	any reference to “this Agreement” is a reference to this Agreement as from time to time amended, varied or extended in any way; and,

1.2.3

“undertaking” shall have the meaning given by section 1161 Companies Act 2006 save that for the purposes of this Agreement and for the avoidance of doubt, an undertaking shall include a limited liability partnership.

1.3	In this Agreement unless otherwise specified:

1.3.1

any reference to a recital, clause, paragraph or schedule is to the relevant recital, clause, paragraph or schedule of or to this Agreement, and any reference in a schedule to a part or a paragraph (as opposed to a clause) is to a part or a paragraph of that schedule;

1.3.2

any reference to a “person” includes an individual, firm, partnership, body corporate, corporation, association, organisation, government, state, foundation and trust, in each case whether or not having separate legal personality;

1.3.3

“parent undertaking” and “subsidiary undertaking” shall have the respective meanings given by section 1162 Companies Act 2006 save that for the purposes of this Agreement, an undertaking shall be treated as a member of another undertaking if any of the shares in that other undertaking are registered in the name of another person (or its nominee) as security (or in connection with the taking of security) from the first undertaking or any of that first undertaking’s subsidiary undertakings;

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1.3.4

any reference to a statute, statutory provision or subordinate legislation (“legislation”) shall be construed as referring to that legislation as amended and in force from time to time and to any legislation which re-enacts, re-writes or consolidates (with or without modification) any such legislation;

1.3.5

any reference to an English legal term or concept or any court, official, governmental or administrative authority or agency in England includes, in respect of any jurisdiction other than England, a reference to whatever most closely approximates in that jurisdiction to the relevant English legal term;

1.3.6	any reference to an agreement includes any form of arrangement, whether or not in writing and whether or not legally binding;

1.3.7

“writing” shall include any modes of reproducing words in a legible and non-transitory form excluding (unless expressly stated to include) email, SMS and other temporary transient electronic messaging systems and “written” shall be construed accordingly; and,

1.3.8	a period of time being specified which dates from a given day or the day of an act or event, it shall be calculated exclusive of that day.

1.4

In this Agreement, the words “other”, “including”, “includes”, “include”, “in particular” and any similar words, shall not limit the general effect of words that precede or follow them and accordingly, the ejusdem generis rule shall not apply.

1.5	The index to and the headings in this Agreement are for information only and are to be ignored in construing the same.

1.6	Where this Agreement refers to a Person being “free” to do something, this shall be construed as that Person not being prevented, whether by law, equity or contract, from doing that thing.

1.7

Where this Agreement refers to CRT procuring something of any member of any of the CS UCL Laboratory, the CS Crick Laboratory, the KP Laboratory or the SQ Laboratory, notwithstanding the fact that such definitions refer to historical members (as well as present and future members), CRT’s obligation to procure something [***].

2.	CONDITIONS PRECEDENT

2.1	The terms and conditions of this Agreement, and AchillesTx’s obligations hereunder, shall only come into force and have legal effect once:

2.1.1	the CRICK Agreement has been executed by each of CRICK and AchillesTx; and

2.1.2	novation of a laboratory agreement dated [***] currently between UCL and CRUK to Crick and UCL;

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2.1.3	the confirmatory patent assignment between, inter alia, CS, SQ, KP, Nicholas McGranahan, Rachel Rosenthal, UCL, Crick and CRT (“Assignment Agreement”) has been executed; and

2.1.4	CRT Side Agreement has been executed by each of CRT, CRICK, UCL and UCLB.

2.2

For the avoidance of doubt, until such time that the agreements referred to under Clause 2.1 have been executed, AchillesTx shall be entitled to terminate this Agreement or continue with this Agreement but shall not be obliged to comply with its diligence obligations under Clause 9.

3.	LICENCE GRANT AND VACCINE OPTION

CRT Licence

3.1	Subject to Clause 5, CRT hereby grants to AchillesTx:

3.1.1

for the full duration of the Term and throughout the Territory an exclusive (to the exclusion of CRT, UCLB, UCL, CRICK, and any Third Party), assignable in accordance with Clause 27, sub-licensable (through multiple tiers) subject to Clause 4 licence:

3.1.1.1	to the TRACERx Patents and the Bioinformatic Data to use the same for any and all acts of Exploitation in the Therapeutic Field; and,

3.1.1.2	subject to Clause 3.2, to the TRACERx Patents to use the same for any and all acts of Exploitation in the Neo-Antigen Diagnostic Field.

(collectively the licence under this Clause 3.1.1 being the “CRT Exclusive Licence”); and

3.1.2

subject to Clauses 3.3 to 3.5 (inclusive) for the full duration of the Vaccine Option Period and throughout the Territory an exclusive (to the exclusion of CRT, UCLB, UCL, CRICK, and any Third Party), assignable in accordance with Clause 27, sub-licensable to only contract research organisations and Academic Organisations, licence to the TRACERx Patents and the Bioinformatic Data to use the same for research and development, but not commercial sale of a product, in the Therapeutic Vaccine Field concerning or targeting Private Neo-Antigens (“Exclusive Vaccine Licence”);

3.1.3	for the full duration of the Term and throughout the Territory a non-exclusive, assignable in accordance with Clause 27, sub-licensable (through multiple tiers) subject to Clause 4 licence:

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3.1.3.1	to the TRACERx Patents to use the same for any and all acts of Exploitation in the Therapeutic Antibody Field;

3.1.3.2	to the TRACERx Patents to use the same for any and all acts of Exploitation in the Non Neo-Antigen Diagnostics Field; and

3.1.3.3

to the TRACERx IP and Materials to use the same for any and all acts of Exploitation within the Therapeutic Field, Therapeutic Antibody Field and Neo-Antigen Diagnostic Field and Non Neo-Antigen Diagnostic Field to the extent the same are not licensed to AchillesTx pursuant to Clause 3.1 above;

(collectively, the licence under this Clause 3.1.3 being the “CRT Non-Exclusive Licence”);

3.1.4

subject to Clauses 3.3 to 3.5 (inclusive), for the full duration of the Vaccine Option Period and throughout the Territory a non-exclusive, assignable in accordance with Clause 27, sub-licensable to only contract research organisations and Academic Organisations licence to the TRACERx IP and the Materials to use the same for research and development but not for commercial sale of products in the Therapeutic Vaccine Field concerning or targeting Public Neo-Antigens or otherwise within the Therapeutic Vaccine Field but outside of the rights granted pursuant to Clause 3.1.2 (“Non-Exclusive Vaccine Licence”):

(collectively the CRT Exclusive Licence and the CRT Non-Exclusive Licence being the “CRT Licence”, and the Exclusive Vaccine Licence and Non-Exclusive Vaccine Licence being the “Vaccine Licence”). For the avoidance of doubt, AchillesTx shall, at its request and in accordance with Clause 7, be provided with access to and copies of the TRACERx Documentation.

3.2

For the avoidance of doubt, CRT has the right, without prejudice to AchillesTx’s rights under the CRT Licence and Vaccine Licence, to Exploit (itself or by granting rights to any Third Parties) Public Neo-Antigens outside of the Therapeutic Field.

Vaccine Option

3.3

The term of the Vaccine Option Period may be extended by AchillesTx, in its sole discretion, on or before the expiry of the Initial Vaccine Option Period to include the Extended Vaccine Option Period, provided that AchillesTx:

3.3.1	notifies CRT in writing or by email of its election to extend the Vaccine Option Period in accordance with Clause 28.1; and

3.3.2	pays CRT the Vaccine Fee following such notification and within [***] days of receipt of an invoice from CRT in respect of the same.

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3.4	AchillesTx may at any time during the Vaccine Option Period exercise the Vaccine Option by serving written notice or by email on CRT in accordance with Clause 28.1.

3.5

Immediately upon exercise (if any) of the Vaccine Option in accordance with Clause 3.4, the Vaccine Licence granted under Clauses 3.1.2 and 3.1.4 shall automatically be amended and granted with effect from the date the Vaccine Option is exercised to grant for the remaining duration of the Term and throughout the Territory:

3.5.1

an exclusive (to the exclusion of CRT, UCLB, UCL, CRICK, and any Third Party), assignable in accordance with Clause 27, sub-licensable (through multiple tiers) licence subject to Clause 4 to the TRACERx Patents and Bioinformatic Data to use the same for any and all acts of Exploitation within the Therapeutic Vaccine Field concerning or targeting Private Neo-Antigens;

3.5.2

a non-exclusive, assignable in accordance with Clause 27, sub-licensable (through multiple tiers) subject to Clause 4 licence to the TRACERx Patents and Bioinformatic Data to use the same for any and all acts of Exploitation within the Therapeutic Vaccine Field concerning or targeting Public Neo-Antigens or otherwise within the Therapeutic Vaccine Field but outside of the rights granted pursuant to Clause 3.5.1; and

3.5.3

a non-exclusive, assignable in accordance with Clause 27, sub-licensable (through multiple tiers) subject to Clause 4 licence to any TRACERx IP and Materials which are not licensed pursuant to Clause 3.5.1 or Clause 3.5.2 above to use the same for any and all acts of Exploitation within the Therapeutic Vaccine Field;

provided that a failure by AchillesTx to exercise the Vaccine Option during the Vaccine Option Period shall not effect or limit the licence granted under Clauses 3.1.2 and 3.1.4. For the avoidance of doubt, the licence granted under Clauses 3.1.2 and 3.1.4 shall expire upon the expiry of the Vaccine Option Period unless the Vaccine Option is exercised. For the further avoidance of doubt the Vaccine Licence shall be subject to Clause 5.

3.6

Upon CRT’s request during the Vaccine Option Period, AchillesTx shall discuss in good faith with CRT the possibility of developing a product or therapy (either with CRT, CRUK or another partner) within the Therapeutic Vaccine Field for use in oncology, provided that neither Party shall be obliged to reach an agreement on such activity or undertake work on such product.

4.	SUB-LICENSING

4.1

With the exception of the licences granted pursuant to Clauses 3.1.2 and 3.1.4 which shall be sub-licensable only in accordance with the terms of Clauses 3.1.2 and 3.1.4 and following exercise of the Vaccine Option in accordance with the terms of Clauses 3.5.1, 3.5.2 and 3.5.3, AchillesTx shall be entitled to sub-license any of the Technology licensed to it hereunder (which includes the right to supply, transfer or permit another to use any Materials and/or disclose or copy any TRACERx Documentation) through multiple tiers and without restriction save that no sub-licence may be granted to a Tobacco Party or which may permit sub-licensing to a Tobacco Party through any tier of sub-licensing.

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4.2

In so far as AchillesTx wishes to grant a Commercial Licence to any Sub-Licensee, AchillesTx shall in such circumstances enter into a written agreement with each such Sub-Licensee (provided that this obligation to enter into a written agreement shall not apply where, and for so long as, the Sub-Licensee is an Affiliate of AchillesTx or a licence other than a Commercial Licence is granted, provided further that in such circumstances, that Sub-Licensee is granted rights under the Technology no broader than those that are granted to AchillesTx hereunder and any such sub-license shall be co-terminus with AchillesTx’s licence hereunder). Additionally, in connection with a Commercial Licence (other than one granted to an Affiliate of AchillesTx):

4.2.1

AchillesTx shall ensure that the provisions of the sub-licence agreement do not grant rights in the Technology beyond those granted to AchillesTx hereunder, and impose obligations and restrictions on the Sub-Licensee consistent with the obligations and restrictions imposed on AchillesTx hereunder under Clauses 4, 14 and 21;

4.2.2	the Commercial Licence shall, subject to Clause 4.2.3, be expressed to terminate forthwith upon the termination of this Agreement;

4.2.3

in connection with a Commercial Licence, the sub-licence agreement shall, if required by AchillesTx, be novated or assigned (as agreed, in good faith and acting reasonably, between the Parties) to CRT (which novation or assignment CRT will accept) on termination of this Agreement, provided that: (i) the Sub-Licensee is willing to accept the novation or assignment of any sub-licence agreement upon such termination and make payment of sums otherwise payable under this Agreement and, if different, the Commercial Licence for the Sub-Licensee’s (and its sub-sublicensees’) Exploitation of the Technology directly to CRT; (ii) at the time of novation or assignment the Sub-Licensee is not in breach of its obligations to AchillesTx under the sub-licence agreement and has complied with the terms applicable to Sub-Licensees under this Agreement; and (iii) the sub-licence agreement includes terms (at a minimum) consistent with t[***] failing which the Commercial Licence shall automatically terminate; and (iv) CRT will not as a result of the novation or assignment assume any accrued right of AchillesTx, or liability for a claim asserted by the Sub-Licensee against AchillesTx, at the time of novation or assignment,

4.2.4

in connection with a Commercial Licence, AchillesTx shall, in so far as it is able to do so, provide CRT with written notice of, and within [***] of execution a copy of, any Commercial Licence which shall be redacted to (i) remove [***], save to the extent reasonably necessary to prove compliance with Clause 4.2.1.

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4.3

AchillesTx shall be liable to CRT for all acts and omissions of its Sub-Licensees (other than those whose sub-licence has novated or assigned to CRT) that, if committed by AchillesTx, would constitute a breach of any of the provisions of this Agreement.

5.	RETAINED RIGHTS, ACADEMIC RESEARCH & RESTRICTIONS

Academic Rights

5.1

The exclusive licences to the Technology granted under Clause 3 are subject to the following academic rights (collectively the “Academic Rights”), which CRT shall be entitled to grant pursuant to the terms of this Clause 5 and subject to Clause 10, to the extent that such grant does not already exist as at the Effective Date. It is acknowledged that these Academic Rights are, except to the extent expressly provided in this Clause 5, subject to the restrictions under Clause 10 which take priority over and must be observed in exercising any Academic Rights:

5.1.1	CS Crick Laboratory and the CS UCL Laboratory

Subject to Clauses 5.2 and 5.3, the CS Crick Laboratory and the CS UCL Laboratory shall be entitled to:

5.1.1.1	[***]

[***]

5.1.2	SQ Laboratory

Subject to Clauses 5.2 and 5.3, the SQ Laboratory shall be entitled to:

5.1.2.1	[***]

5.1.3	Academic Collaborator

Without prejudice to the rights conferred by Clause 5.1.5, subject to Clauses 5.2 and 5.3, any Academic Collaborators may [***]

5.1.4	TRACERx Participant

Subject to Clauses 5.2 and 5.3, a TRACERx Participant with whom arrangements are concluded after the Effective Date may [***] Should such agreement be amended, it may only be amended subject to Clause 10 and AchillesTx’s consent where it prejudices AchillesTx’s rights beyond the form of the agreement as of the Effective Date.

5.1.5	Academic Access Organisation and UCL and Crick (other than the CS Crick Laboratory and the CS UCL Laboratory)

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Without prejudice to the rights conferred by Clause 5.1.3, Academic Access Organisations and UCL and CRICK (other than the CS Crick Laboratory and the CS UCL Laboratory as provided for in Clause 5.1) shall be granted [***]

5.2	All Academic Rights shall be subject to the following:

5.2.1	except to the extent expressly excluded above, observance and compliance with the provisions of Clause 10 (Restrictions);

5.2.2	[***];

5.2.3	[***];

5.2.4	[***];

5.2.5	[***];

5.2.6	[***];

5.2.7	Academic Rights shall not, without the prior written consent of AchillesTx, be exercised or used in conjunction with research funded from a Third Party other than a Funder;

5.2.8

with respect to those Academic Rights which are granted following the Effective Date, CRT shall promptly notify AchillesTx of any such grant and, in the case of Academic Rights being granted to an Academic Collaborator, CRT shall within [***];

5.2.9

with reasonable frequency, or at any time upon request by AchillesTx, CRT shall, in so far as AchillesTx is unable to obtain the same from UCL and CRICK, procure that UCL and CRICK identify all activities ongoing which pursuant to any agreement entered into in writing: (i) amount to an exercise of any of the Academic Rights; and/or (ii) have been the subject of any Academic Rights; and

5.2.10

any Academic Rights granted to an Academic Collaborator must not permit [***] the Academic Collaborator from undertaking any of the studies referred to in Clause 5.3.1.1 or restricted by Clause 5.3.1.2 without AchillesTx’s prior written consent.

5.3	In addition to the requirements under Clause 5.2, and without prejudice to the licence granted by Clause 5.1.5 to Academic Access Organisations, in so far as the Academic Rights are granted to:

5.3.1	any of CS Crick Laboratory, CS UCL Laboratory, any Academic Collaborator and/or any TRACERx Participant, such licence shall prohibit use of the TRACERx IP so licensed for:

5.3.1.1	[***];

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5.3.1.2	without prejudice to Clause 5.13, [***];

5.3.2

any TRACERx Participant, CRT shall not, and shall use best endeavours to procure that UCL, CRICK, the CS UCL Laboratory and CS Crick Laboratory shall not, disclose to or facilitate or enable use by the TRACERx Participant of:

5.3.2.1	[***];

5.3.2.2	[***]; or

5.3.2.3	[***].

5.3.3	[***].

5.4

The Parties acknowledge that CRUK, UCL (and accordingly CS UCL Laboratory) and/or CRICK (and accordingly CS Crick Laboratory) shall be entitled to apply for, obtain and use new Third Party funding from a Funder for any of the Academic Research it wishes to undertake pursuant to the Academic Rights, provided that during the Improvement Period only and where the Academic Research relates to or is likely to give rise to Founders’ IP, CRT shall procure that CRUK, UCL and/or CRICK shall:

5.4.1	[***]

5.4.2	[***]

For the avoidance of doubt, UCL and CRICK shall be free to continue to conduct and complete any Academic Research utilising existing Third Party funding which has been disclosed to AchillesTx prior to the Effective Date and is listed in Part B of Schedule 6, provided that [***].

Approved Commercial Collaborations

5.5	With respect to the Existing ACCs the Parties hereby agree as follows:

5.5.1	[***];

5.5.2	[***].

5.6

The Parties further acknowledge that any one or more of CRT, UCL and the CRICK (but not CRUK and/or a TRACERx Participant, other than in conjunction with CRT, UCL and/or CRICK) may enter into a Proposed ACC or Future ACC, provided that (i) [***]; (ii) the provisions in the Proposed ACC or Future ACC agreement concerning IP, confidentiality and access to Materials must not prejudice AchillesTx’s rights under this Agreement or in connection with TRACERx IP.

Publication & Disclosure Arrangements

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5.7

If UCL Group, CS Crick Laboratory or CRICK (which for the purposes of this Clause 5.7 shall include any of their respective academics, employees or students), wish to publish (including by way of publication of any thesis) (i) [***] (each of (i) and (ii) being “Academic Information”), then CRT shall procure that:

5.7.1	[***];

5.7.2	[***];

5.7.3	[***];

5.7.4	[***];

5.7.5	[***];

5.7.6	[***],

5.8	[***].

5.9	In no event shall CRT, and it shall use best endeavours to procure that none of CRUK, UCL, UCL Group, CRICK and any of the Academic Collaborator(s) shall:

5.9.1	[***]

5.9.2	[***],

provided that the foregoing shall not prohibit CRT, CRUK, UCL, UCL Group, CRICK and the Academic Collaborator(s) from [***]

5.10

Notwithstanding the foregoing, save to the extent required under an ACC Agreement pursuant to Clause 5.5, none of the [***] may be disclosed or made available for any Commercial Research or to any non-academic third party funding, in whole or part, Commercial Research prior to that same [***] having been lawfully published.

5.11	[***].

Miscellaneous Aspects of Reserved Rights

5.12

Save for the limited right granted to CRT under Clause 5 to undertake Academic Research, CRT shall retain no other rights that deviate from or otherwise encumber, limit or affect the licences (including their scope, termination and duration) granted to AchillesTx hereunder.

5.13

Nothing in this Clause 5 shall be treated as preventing or restricting any of CS, KP and SQ undertaking their duties to their employers, or pursuing their NHS clinical duties and Academic Research (including clinical research in the case of CS and KP) as permitted by their contracts of employment or arrangements they may have from time to time with the NHS.

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5.14

The Parties acknowledge that CRT, UCL Group, CRICK and CS Crick Laboratory have entered into various agreements relating to the TRACERx Study and which may impact on the TRACERx IP and Materials. [***].    Furthermore, notwithstanding the restrictions under this Clause 5, nothing shall be construed so as to prevent or hinder existing TRACERx Participants and their employing institutions from using Know How gained during the performance of the Whole TRACERx Study in the furtherance of its normal activities of providing or commissioning clinical services, teaching and research to the extent that such use does not result in the disclosure or misuse of confidential information or the infringement of any intellectual property right of UCL (the sponsor of the TRACERx Study).

5.15	[***].

6.	ACCESS TO FOUNDERS’ IP

6.1

The provisions of this Clause 6 shall not apply to any Founders’ IP which, pursuant to a Founders’ Pre-Existing Agreement encumbers such Founders’ IP thereby preventing the same being licensed to AchillesTx on any terms. From the Effective Date, CRT shall keep AchillesTx reasonably apprised of all Founders’ IP generated, developed or arising in the Improvement Period and accordingly CRT shall make regular enquiry of the UCL Group, CS Crick Laboratory, UCLB and CRICK for disclosure of any Founders’ IP generated from time to time. Upon receipt of any information that Founders’ IP has arisen, CRT shall use best endeavours to procure that UCLB and CRICK obtain and disclose to CRT [***] (or equivalent notification) with respect to such Founders IP and thereafter shall promptly disclose the same to AchillesTx (a “Disclosure Notification”).

6.2

In respect of Founders’ IP which CRT is obliged to notify to AchillesTx pursuant to this Clause 6, CRT shall procure that up until the expiry of the Negotiation Period the Founders’ IP shall be kept confidential and the exercise by AchillesTx of its rights pursuant to Clause 6.3 are not prejudiced (for example by preventing any encumbrance to, or the sale, licensing or grant of an option to a Third Party of, the applicable Founders’ IP), and CRT shall procure that AchillesTx shall have [***] in order to allow a confidential discussion as to the nature and features of the Founders’ IP and its application.

CRT shall [***].

6.3

Following the date of the Disclosure Notification, AchillesTx shall have the right, exercisable at any time up until expiry of the Negotiation Period (irrespective of whether that is before or after the Improvement Period) to exercise its right of first negotiation in respect of obtaining an assignable, sub-licensable (through multiple tiers), worldwide licence, on a non-exclusive or exclusive basis (with the expectation that any right to Exploit Non-Therapeutic Products (excluding those in the Neo-Antigen Diagnostic Field) will be granted non-exclusively), throughout the Territory on fair and reasonable commercial terms [***] in respect of the Founders’ IP.

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6.4

Upon AchillesTx exercising its right of first negotiation in respect of the Founders’ IP by way of serving a written notice on CRT, the following shall apply until expiry of the applicable Negotiation Period for that Founders’ IP:

6.4.1

unless the Parties agree to terminate negotiations during the Negotiation Period, AchillesTx and CRT (with CRT acting on behalf of CRUK, UCL Group, UCLB, and CRICK) shall promptly and actively negotiate throughout the Negotiation Period, in good faith and acting reasonably, fair and reasonable terms for and a conclusive agreement upon which the Founders’ IP may be licensed to AchillesTx; and

6.4.2	in its negotiations around the fair and reasonable financial and other terms for a licence of the Founders’ IP [***].

6.5

If AchillesTx, by written notice, elects in writing not to continue with negotiations over a particular Founders’ IP or any part of the Founders’ IP, then without prejudice to the remainder of this Clause 6 or any other Founders’ IP or other part of the Founders’ IP, the Parties shall be released from their then current obligations to negotiate in accordance with Clause 6.4 with respect to that particular Founders’ IP or part of the Founders’ IP which AchillesTx elects not to seek to license.

6.6

Subject to CRT’s compliance with Clause 6.4.1, if the Negotiation Period has expired with respect to the Founders’ IP and that Founders’ IP has not been licensed to AchillesTx, then in respect of that Founders’ IP, subject to the terms of Clause 6.7, CRT shall be entitled to (i) instigate negotiations with Third Parties for the grant of a licence of that Founders’ IP; or (ii) engage in negotiations solicited by Third Parties to agree terms for the grant of a licence of that Founders’ IP to that Third Party.

6.7	In negotiating with any Third Party to grant a licence of Founders’ IP to that Third Party, for a period of [***] after the expiry of the Negotiation Period (“Match Period”):

6.7.1	[***];,

6.7.2	[***];

6.7.2.1 [***]

6.7.2.2 [***]

6.7.2.3 [***].

6.8

The provisions of Clause 6.7 shall apply each and every time that CRT instigates in or engages in negotiations with any Third Party concerning Founders’ IP during the Match Period, such that [***], the provisions of Clause 6.7 shall continue to apply again.

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7.	MATERIALS TRANSFER AND ENABLEMENT OF THE LICENSED RIGHTS

7.1

The Parties recognise that AchillesTx will, through consultancy arrangements with certain of the Founders and by having personnel at the CRICK working alongside the CS Crick Laboratory, over time, benefit from the disclosure of certain aspects of the Technology. Notwithstanding that understanding CRT accepts and acknowledges as licensor its responsibility to ensure that there is a thorough and effective transfer process for the Technology to AchillesTx to fully enable the licences granted hereunder should AchillesTx not receive such enablement pursuant to its working arrangements with the Founders and CS Crick Laboratory. Accordingly, within [***]of the Effective Date and as further detailed in Schedule 5:

7.1.1

CRT shall (and shall use best endeavours to procure that UCL, the UCL Group, the CS Crick Laboratory and CRICK), subject to Clause 7.3 below, disclose to AchillesTx all TRACERx IP existing as at the Effective Date; and

7.1.2

CRT shall (and shall use best endeavours, to procure that UCL, UCLB, the UCL Group, the CS Crick Laboratory and CRICK), subject to Clause 7.3 below, and in each case at AchillesTx’s request, transfer and/or grant access to AchillesTx to the TRACERx Documentation and all Software comprised within the Bioinformatic Pipeline definition existing as at the Effective Date; and,

7.1.3

CRT shall (and shall use best endeavours to procure that UCL, UCLB, the UCL Group, the CS Crick Laboratory and CRICK), subject to Clause 7.3 below, transfer and/or grant access to AchillesTx to the Materials existing as at the Effective Date provided that, in the case of Immunology Side Study Materials AchillesTx’s right of access and right to use those materials shall be subject to the limitations and restrictions identified in Part B of Schedule 3.

7.2	Thereafter, until [***] after the expiry of the TRACERx Term and as further detailed in Schedule 5:

7.2.1

CRT shall, subject to Clauses 7.4 and 7.5 below, and shall use best endeavours to procure UCL, the UCL Group, the CS Crick Laboratory and CRICK, provide regular disclosure to AchillesTx of all TRACERx IP (except for disclosures related to the Bioinformatic Pipeline which shall terminate [***] after the Effective Date) arising after the Effective Date; and

7.2.2

CRT shall, subject to Clauses 7.4, 7.5 and 7.6 below, and (in the case of any TRACERx Documentation, at AchillesTx’s request), and shall using best endeavours procure that UCL, the UCL Group, the CS Crick Laboratory and CRICK, transfer and/or grant access to AchillesTx to all TRACERx Documentation, Software comprised within the Bioinformatic Pipeline definition and (subject to the same rules on Rights to Use listed in Part B of Schedule 3) the Materials obtained, acquired, created, generated, or prepared after the Effective Date.

7.3

AchillesTx acknowledges that there may be Reagents which CRT, UCL, UCL Group, the CS Crick Laboratory and/or CRICK are not free to transfer to supply to AchillesTx, without the consent of a Third Party. In such circumstances:

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7.3.1	CRT shall identify such Reagents in writing to AchillesTx prior to the Effective Date;

7.3.2

CRT shall use reasonable endeavours (or request UCL’s reasonable endeavours) to assist AchillesTx obtain consent from the relevant Third Party which controls access to such Reagents, for the disclosure and/or transfer of such Reagents to AchillesTx; and,

7.4	All disclosures made pursuant to this Clause 7 shall:

7.4.1

so far as they comprise Know-How, at the request of AchillesTx and in so far as practicable and reasonable and written records are not made by or on behalf of AchillesTx, be made: (i) in writing; or (ii) reduced to writing, in summary form, promptly following oral disclosure;

7.4.2

other than Software or scripts, be in the English language and should be disclosed in a structured and helpful manner to enable the proper understanding, benefit and access to the technology in respect of the TRACERx IP;

7.4.3

in so far as they are made by CRT, as opposed to the natural flow of information between AchillesTx and the Founders and CS Crick Laboratory described in Clause 7.1, be made at AchillesTx’s reasonable cost to reflect the FTE support required to facilitate the disclosure, subject to AchillesTx only being obliged to meet those costs fairly, properly and exclusively incurred in complying with this Clause 7 and with respect to work undertaken within the first [***] following the Effective Date;

7.4.4

in the case of the following categories set out in the following sub-clauses, disclosures of the same shall be made in a useable, organised and searchable order and in the format of the following file types:

7.4.4.1  [***]

7.4.4.2  [***]

7.4.4.3  [***]

7.4.4.4  [***]

7.4.4.5  [***]

7.4.4.6  [***]

7.4.4.1  [***]

7.4.4.2  [***]

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7.5

CRT shall, upon request by AchillesTx, use its best endeavours to procure and facilitate a full and effective technology transfer program between TRACERx Study personnel at UCL and TRACERx Study personnel at CRICK (including the UCL Group and the CS Crick Laboratory) on the one hand, and AchillesTx personnel and/or its contractors on the other hand, to ensure the effective and practical transfer of all TRACERx IP and Materials to AchillesTx to be made at AchillesTx’s reasonable cost pursuant to the terms of Clause 7.4.3 to reflect the FTE support associated with the program. The Parties shall agree the mechanism for such technology transfer program and CRT shall, use best endeavours to procure such further assurance as may be requested by AchillesTx.

7.6

AchillesTx may, from time to time during the Term, request Materials and/or copies of any TRACERx Documentation from CRT. CRT shall, and shall use best endeavours to procure that UCL, UCL Group, the CS Crick Laboratory and CRICK, promptly and, in any event, not later than [***] of AchillesTx’s request unless otherwise agreed between the Parties:

7.6.1	co-operate and assist AchillesTx with its request; and

7.6.2	provide AchillesTx with copies of and/or physical access to (including the right for AchillesTx to physically borrow and copy) the requested TRACERx Documentation and/or Materials.

7.7

CRT shall use best endeavours to procure, that all TRACERx Documentation, including the Laboratory Notebooks are kept reasonably safe and secure in accordance with UCL and CRICK policies and practices.

7.8	CRT shall, and shall use best endeavours to procure that UCL, UCL Group, the CS Crick Laboratory and CRICK shall:

7.8.1

keep the TRACERx IP and TRACERx Documentation (subject to any disclosure in accordance with patent prosecution of the TRACERx Patents or in any disclosures as part of an Approved Commercial Collaboration or in the exercise of Academic Rights or where the information and IP included therein has only been non-exclusively licensed to AchillesTx) confidential provided that [***];

7.8.2

not disclose the TRACERx IP and TRACERx Documentation in respect of which rights have been (i) exclusively licensed to AchillesTx under Clause 3 or (ii) in the case of Patient Sequencing Data not exclusively licensed to AchillesTx, in either case to any Third Party, other than [***]; and

7.8.3

shall not enable or assist any Third Party to Exploit any of the TRACERx IP other than (i) as expressly permitted in the course of Academic Research pursuant to Clause 5; or (ii) pursuant to the terms of an Approved Commercial Collaboration; or (iii) where the same is subject only to a non-exclusive licence hereunder, or may be licensed by CRT outside of an exclusive field licensed to AchillesTx, in which case CRT may enable Exploitation of such TRACERx IP subject to the same being disclosed subject to [***].

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7.9

Subject to Clause 7.12, CRT shall use best endeavours to procure UCL and UCL Group shall secure all consents (including informed patient consents and data protection consents), and medical and ethics approvals required or necessary to:

7.9.1	permit, facilitate and ensure the lawful conduct of the TRACERx Study;

7.9.2

to permit, facilitate and ensure the lawful use, storage and processing of Patient Medical Data, Patient Sequencing Data and patient tissue and blood samples by or on behalf of AchillesTx in accordance with relevant legal and ethical requirements.

7.10

AchillesTx may reject any Patient Medical Data, Patient Sequencing Data and/or patient tissue and/or blood samples, or require that CRT uses best endeavours to procure that UCL provides such Patient Medical Data, Patient Sequencing Data and/or patient tissue and/or blood samples, only in an anonymised or pseudoanonymised manner.

7.11

CRT shall, upon AchillesTx’s request, use reasonable endeavours to facilitate AchillesTx working with CS to explore the potential to include TRACERx Study patients in separate AchillesTx sponsored or funded clinical trials.

7.12

Subject to Clause 7.9, AchillesTx shall be responsible for its own activities in ensuring that it and its Sub-Licensees comply with those applicable terms and conditions associated with patient consents, ethics approvals, human tissue act, and data protection as set out in Schedule 11.

7.13

With respect to Other TRACERx Know-How, CRT shall be entitled to provide written records of such IP as it arises from time to time, but it is acknowledged that such written records shall not be determinative or exhaustive of all Other TRACERx Know-How, and no inference or waiver shall be drawn from AchillesTx’s acceptance or silence as to the form of such records.

7.14	Upon exercise of the Vaccine Option, the provisions of this Clause 7 shall apply with respect to the broadening of the Vaccine Licence.

8.	OPTION TO ACQUIRE TRACERX PATENTS

8.1

At AchillesTx’s sole option, AchillesTx may serve written notice on CRT to exercise its right (or that of its acquirer provided that there has been an assignment pursuant to Clause 27.2, to an acquirer of all or substantially all of AchillesTx’s business) to acquire or permit its Affiliate or its acquirer’s affiliate to acquire ownership of the TRACERx Patents, upon the occurrence of any of the following events:

8.1.1	a Royalty Product for use in the Therapeutic Field, Therapeutic Vaccine Field and/or Therapeutic Antibody Field is granted Marketing Approval anywhere in the Territory;

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8.1.2

the CRT Shareholders (as defined in the Articles) cease to hold any shares in the capital of AchillesTx, provided that this shall not apply where the CRT Shareholders cease to hold any shares in the capital of AchillesTx as a result of any transfer(s) of shares pursuant to article 20 (Drag Along) of the Articles;

8.1.3	there is an initial public offering of shares or stocks in AchillesTx, its Affiliates or any holding company or company within the group within which AchillesTx is an affiliate; and/or

8.1.4

AchillesTx or any holding company or company within the group within which AchillesTx is an Affiliate is acquired by a Third Party for [***] (but excluding an acquisition at an undervalue following an Insolvency Event of AchillesTx that is not one instigated as part of a bona fide restructuring of AchillesTx or the group within which AchillesTx is an Affiliate).

(each an “Assignment Option”)

8.2

Upon service of AchillesTx’s written notice in accordance with Clause 8.1, CRT shall, subject to the remainder of this Clause 8, cause (and do and procure all things necessary to affect) the assignment of the TRACERx Patents to AchillesTx (or its designee), including the execution of an assignment document in accordance with this Clause (the “Assignment”). CRT shall not do anything prior to any Assignment so as to prejudice the rights to be assigned to AchillesTx hereunder including granting any encumbrance over or disposing of any title to the TRACERx Patents. .

8.3

The assignment of TRACERx Patents pursuant to this Clause 8 shall not extinguish AchillesTx’s obligation to pay Royalties for sales of Royalty Products or other financial commitments under Clauses 12, 13 and 14. However, CRT may request (but AchillesTx shall not be obliged to action) that AchillesTx considers a royalty buy-out upon such assignment.

8.4	The assignment of TRACERx Patents pursuant to this Clause 8 shall be conditional upon:

8.4.1	AchillesTx (or its Affiliate or acquirer or acquirer’s affiliate) undertaking that it shall not assign the TRACERx Patents to a Tobacco Party;

8.4.2

AchillesTx (or its Affiliate or acquirer or acquirer’s affiliate) granting a licence back to CRT for Academic Rights on the same terms as set out in Clause 5 and a fully paid-up, fee-free, perpetual and irrevocable non-exclusive sub-licensable (through multiple tiers) licence in the Therapeutic Antibody Field, the Therapeutic Vaccine Field concerning or targeting only Public Neo-Antigens, exploiting Public Neo-Antigens in any other field outside of the Therapeutic Field and the Non Neo-Antigen Diagnostic Field, and any other field outside of AchillesTx licensed fields.; and

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8.4.3	the assignment agreement including a provision requiring the assignee to reassign the TRACERx Patents at CRT’s request in the event of termination of this Agreement pursuant to Clause 22.1.

9.	DILIGENCE OBLIGATIONS

9.1	For the purposes of this Clause 9, it is acknowledged that:

9.1.1

the research, development and/or Exploitation by AchillesTx’s Affiliates, Sub-Licensees and/or any of their contractors of any Royalty Product shall, for the purposes of this Clause 9, be considered activities of AchillesTx for assessing its use of commercially reasonable efforts and compliance with Clause 9; and,

9.1.2

the assessment of commercially reasonable efforts shall be benchmarked having regard to standards that would reasonably be expected of a company having the same or equivalent resources to that of AchillesTx operating in the biopharmaceutical sector having regard to, without limitation, the extent of the disclosure and technology transfer provided to AchillesTx or its designee under this Agreement, the commercial risks of product development, likelihood of success, investment costs to date and anticipated to be necessary, risk and safety profiles of the product, reproducibility of the product, regulatory pathways and process for the product, the company’s broader product portfolio and allocation of resources thereto, patent and competitive landscape and likely pricing and reimbursement outcomes.

Therapeutic Vaccine Field during the Vaccine Option Period

9.2	The Parties acknowledge that the primary therapeutic focus of AchillesTx will be therapy aimed at targeting tumor infiltrating lymphocytes within the Therapeutic Field.

9.3

Recognising and having regard to the provisions of Clause 9.1, AchillesTx shall undertake such research as it determines in its sole discretion is necessary within the Therapeutic Vaccine Field in order for it to evaluate the feasibility of it developing a truncal Neo-Antigen vaccine product for a therapeutic modality in cancer to determine whether AchillesTx wishes to exercise the Vaccine Option within the Vaccine Option Period.

9.4

AchillesTx shall provide a confidential report to CRT, [***] after the Effective Date, which provides details of AchillesTx’s research and development activities in the Therapeutic Vaccine Field, which report shall be the Confidential Information of AchillesTx.

9.5

Within [***] days of the [***] anniversary of the Effective Date, AchillesTx and CRT shall meet at AchillesTx’s premises (or, at CRT’s request, via teleconference/videoconference) to jointly review the research and development activities that AchillesTx has undertaken in the Therapeutic Vaccine Field.

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Royalty Products outside of the Neo-Antigen Diagnostic Field

9.6	AchillesTx shall, having regard to the provisions of Clause 9.1, use its commercially reasonable efforts to:

9.6.1	undertake research and development to develop, for clinical testing, a Royalty Product that is the subject of the CRT Licence and has application solely within the Therapeutic Field; and

9.6.2

if AchillesTx has exercised the Vaccine Option within the Vaccine Option Period, undertake research and development to develop, for clinical testing, a Royalty Product that is the subject of the Vaccine Licence with application solely in the Therapeutic Vaccine Field; and,

9.6.3	undertake development activities in accordance with the Development Plan.

9.7

Until such time that [***], AchillesTx shall provide CRT with an annual written progress report that will include a summary of its development timelines and major development steps in relation to the Royalty Products that AchillesTx is developing and that were taken in the previous [***] months. Such reports shall constitute the Confidential Information of AchillesTx which CRT shall hold subject to the provisions of Clause 18. For the avoidance of doubt, the progress report shall include activities performed by AchillesTx’s Affiliates, Sub-Licensees and/or any of their contractors in connection with the development obligations concerning any Royalty Product.

9.8

CRT may request, [***] a year, for the [***] years following the Effective Date, that representatives of AchillesTx and CRT will meet to discuss and answer CRT’s reasonable questions regarding the development activities for each of the Royalty Products (having application within the Therapeutic Field or Therapeutic Vaccine Field) then in development by AchillesTx.

9.9

If AchillesTx develops and obtains a Marketing Authorisation for a Royalty Product with application solely in the Therapeutic Field (or within the Therapeutic Vaccine Licence if the Vaccine Option is exercised by AchillesTx), AchillesTx shall use its commercially reasonable efforts to seek the necessary approvals for such Royalty Product(s) to be made available through the NHS (“NHS Approval”). The Parties acknowledge that (i) AchillesTx may seek NHS Approval in relation to the Royalty Product(s), but cannot guarantee that such NHS Approval will be granted; and (ii) nothing in this Clause shall influence or direct AchillesTx’s pricing strategies or require AchillesTx to adopt a pricing structure which would be disadvantageous or detrimental to AchillesTx’s commercial activities relating to such Royalty Product(s). Notwithstanding the foregoing, AchillesTx shall take reasonable steps to cooperate with CRT and CRUK to [***].

Neo-Antigen Diagnostic Field

9.10

AchillesTx shall, having regard to the provisions of Clause 9.1, use its commercially reasonable efforts to undertake research and development to develop, for clinical testing, a product having application solely within the Neo-Antigen Diagnostic Field. Such efforts may, notwithstanding the provisions of Clause 9.1, comprise:

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9.10.1	direct development and commercialisation by AchillesTx or its Affiliates of a product in the Neo-Antigen Diagnostic Field; and/or

9.10.2	sub-licensing or sub-contracting by AchillesTx or its Affiliates to at least one Third Party to develop and/or commercialise a product in the Neo-Antigen Diagnostic Field.

9.11

If AchillesTx, in its sole opinion, considers that neither option set out in Clauses 9.10.1 or 9.10.2 is commercially attractive for AchillesTx’s business within [***] years from the Effective Date, then AchillesTx shall, upon request from CRT, grant a non-exclusive licence to the NHS on such reasonable terms to be agreed with AchillesTx acting in good faith to the TRACERx IP (excluding the Bioinformatic Pipeline) within the Neo-Antigen Diagnostic Field.

9.12

In the event that AchillesTx successfully develops (or has developed) a product and/or service in the Neo-Antigen Diagnostic Field for commercial exploitation, it shall provide such products/services at a discounted price for [***] years to those NHS Trusts identified on the TRACERx Study at the Effective Date. The Parties acknowledge that nothing in this Clause shall influence or direct AchillesTx’s pricing strategies as they relate to Third Parties (other than for the discount arrangement above for the specific NHS Trusts identified on the TRACERx Study at the Effective Date) or require AchillesTx to adopt a pricing structure which would be disadvantageous or detrimental to AchillesTx’s commercial activities relating to such Royalty Product(s).

Non-compliance and Dispute Provisions

9.13

Non-compliance with Clause 9.3, 9.4, 9.6 and/or 9.10.1 shall not result in a right to terminate this Agreement or any financial or equitable remedy (including any remedy in damages or loss of profits), but CRT’s sole remedy for non-compliance shall be limited to the right to terminate AchillesTx’s specific licence (being, respectively, the Vaccine Licence, the CRT Licence in so far as it concerns the Therapeutic Field, or the CRT Licence in so far as it concerns the Neo-Antigen Diagnostic Field), granted under this Agreement for which AchillesTx is in breach. It is acknowledged that notwithstanding any delay in development of one or more Royalty Products, a breach of Clause 9.3, 9.4, 9.6 and/or 9.10 may be remedied by AchillesTx (or its Affiliate, Sub-Licensee or contractor) subsequently undertaking activities to develop the applicable Royalty Product following CRT’s written notice referred to below and, as such, a delay in development timeline shall not be an un-remediable breach. Prior to exercising any right of termination CRT shall first be obliged to provide AchillesTx with a written notice setting out the basis for its allegation of breach by AchillesTx under Clause 9.3, 9.4, 9.6 and/or 9.10.1, which notice shall set out the deficiencies by AchillesTx and set out a series of reasonable activities CRT considers sufficient to remedy the breach. For the avoidance of doubt, such a list shall not be conclusive of what is mandatory to remedy the breach, but AchillesTx’s compliance with it

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shall be sufficient to remedy the breach. Upon AchillesTx’s receipt of such notice, the Parties shall, promptly, in good faith and acting reasonably, (i) discuss ways for AchillesTx to remedy or undertake activities in compliance with the obligations under Clause 9.3, 9.4, 9.6 and/or 9.10.1 (as applicable) and (ii) agree a reasonable period of time within which AchillesTx will be required to undertake such activities. If the Parties fail to agree the period which AchillesTx has to undertake the activities, AchillesTx shall have [***] months from the date AchillesTx or CRT serves written notice stating in its view that an agreement under (ii) cannot be reached to comply with its obligations under Clause 9.3, 9.4, 9.6 and/or 9.10.1 (as applicable) in respect of which the breach has occurred.

9.14

Provided that Clause 9.13 has been complied with and the process set out therein followed, and provided that following the [***] month period (or such other period agreed between the Parties) AchillesTx is still in breach of the same obligations under Clause 9.3, 9.4, 9.6 and/or 9.10.1 (as applicable) in respect of the development of a Royalty Product that were the subject of the original breach notice under Clause 9.13, CRT shall be entitled, as its sole remedy for non-compliance with this Clause 9, upon [***] days’ written notice to terminate the licence granted hereunder as follows:

9.14.1

CRT shall be entitled to terminate the Vaccine Licence with respect to the Therapeutic Vaccine Field where, in breach of its obligations hereunder, AchillesTx has not met and failed to remedy the its obligation to develop a Royalty Product which is a vaccine product within the Therapeutic Vaccine Field under Clause 9.6;

9.14.2

CRT shall be entitled to terminate the CRT Licence with respect to the Therapeutic Field where, in breach of its obligations hereunder, AchillesTx has not met and failed to remedy the its obligation to develop a Royalty Product which is a Therapeutic Product within the Therapeutic Field under Clause 9.6; and

9.14.3

CRT shall be entitled to terminate the CRT Licence with respect to the Neo-Antigen Diagnostic Field where, in breach of its obligations hereunder, AchillesTx has not met and failed to remedy the its obligation to develop a Royalty Product which is a diagnostic product within the Neo-Antigen Diagnostic Field under Clause 9.10.1.

10.	RESTRICTIONS

10.1	During the Term CRT shall not, and shall use best endeavours to procure that the UCL Group, CS Crick Laboratory, UCLB and CRICK shall not:

10.1.1	[***]

10.1.1.1	[***]

10.1.1.2	[***]

10.1.1.3	[***]

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10.1.2 [***]

[***]

10.2

except as permitted by agreements in place (as of [***]) with TRACERx Participants or their employing institutions, including for the performance of any Existing Side Study, CRT shall not (and shall use best endeavours to procure that UCL, CRICK, the UCL Group and the CS Crick Laboratory shall not) [***]

10.2.1	[***]

10.2.2	[***]

[***]
10.3

Subject to CRT’s right to fulfil its existing obligations in respect of the Approved Commercial Collaborations, CRT shall not (and shall procure that UCL Group, UCLB, CS Crick Laboratory and, the CRICK shall not) until expiry of the [***] anniversary of the Effective Date:

10.3.1	[***]

10.3.2

[***]) save to the extent a specific aspect of the Bioinformatic Pipeline is required to be made available to the general public pursuant to the terms of a GPL Licence to which such aspect of the Bioinformatic Pipeline is subject, in which case such specific aspect of the Bioinformatic Pipeline may be made public.

[***]

10.4	CRT shall not, [***].

For the avoidance of doubt, the restrictions described in Clause 10.4 shall apply only within the Exclusive Fields,

10.5

The foregoing provisions shall not apply to or restrict or prohibit CRT, CRUK, UCL, the UCL Group, the CS Crick Laboratory or CRICK from using or sharing with (i) Third Parties any [***]; or (ii) any TRACERx Participant any; or (iii) any TRACERx Participant any.

10.6	CRT shall not without the prior written consent of AchillesTx:

10.6.1	do any act or omit to do any act which may adversely affect AchillesTx’s access to IP, data, information, Materials and/or licensed rights hereunder;

10.6.2	[***];

10.6.3	terminate the CRT Side Agreement or CRT UCL Agreement;

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10.6.4

breach, amend or vary, and/or grant any waiver under the CRT Side Agreement or rescind the Assignment Agreement so as to prejudice AchillesTx’s access to IP, data, information, Materials and/or licensed rights hereunder or otherwise to release any breach of any of the restrictions or obligations of non-use required hereunder.

11.	CRT SHARES

11.1	In consideration of CRT entering into this Agreement, AchillesTx has prior to the date of this Agreement allotted to CRT [***].

12.	MILESTONE PAYMENTS

One-Off Success Milestone Payments

12.1

During the Term of this Agreement, upon the occurrence of any success milestone set out in the table below (each a “Success Milestone”) AchillesTx shall, in accordance with Clause 14, pay to CRT a sum equal to the amounts set against that Success Milestone in the table below (each amount being a “Success Milestone Payment”).

Success Milestone	Success Milestone Payment (GBP£)
With respect to the First Therapeutic Product with an approved label for an indication in the Therapeutic Field:

1. Receives Marketing Approval in the European Union or USA;	[***]

2. The first Year in which the annual Net Sales for the First Therapeutic Product first exceed [***]	[***]

3. The first Year in which the annual Net Sales for the First Therapeutic Product first exceed [***]	[***]

4. The first Year in which the annual Net Sales for the First Therapeutic Product first exceed [***]	[***]

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Success Milestone	Success Milestone Payment (GBP£)

With respect to the Second Therapeutic Product with an approved label for an indication in the Therapeutic Field:

1. Receives Marketing Approval in the European Union or USA;	[***]

2. The first Year in which the annual Net Sales for the Second Therapeutic Product first exceed [***]	[***]

3. The first Year in which the annual Net Sales for the Second Therapeutic Product first exceed [***]	[***]

4. The first Year in which the annual Net Sales for the Second Therapeutic Product first exceed [***]	[***]

With respect to a Third Therapeutic Product with an approved label for an indication in the Therapeutic Field:

1. Receives Marketing Approval in the European Union or USA;	[***]

2. The first Year in which the annual Net Sales for the Third Therapeutic Product first exceed [***]	[***]

3. The first Year in which the annual Net Sales for the Third Therapeutic Product first exceed [***]	[***]

4. The first Year in which the annual Net Sales for the Third Therapeutic Product [***]	[***]

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Success Milestone	Success Milestone Payment (GBP£)

With respect to a First Non-Therapeutic Product:

1. The first Year in which the annual Net Sales for the First Non-Therapeutic Product first [***]	[***]

2. The first Year in which the annual Net Sales for the First Non-Therapeutic Product first [***]	[***]

3. The first Year in which the annual Net Sales for the First Non-Therapeutic Product first [***]	[***]

12.2	The payment of Success Milestone Payments under Clause 12.1 above is subject to the following:

12.2.1

a Success Milestone Payment shall not be payable in respect of any Royalty Products which are launched as a Therapeutic Product (and which are not a First Therapeutic Product, a Second Therapeutic Product or a Third Therapeutic Product) following the launch of the Third Therapeutic Product;

12.2.2

a Success Milestone Payment shall not be payable in respect of any Royalty Products which are launched as a Non-Therapeutic Product following the launch of the First Non-Therapeutic Product and which is not a First Non-Therapeutic Product;

12.2.3

only one Success Milestone Payment shall be payable per Success Milestone and Success Milestone Payments are not repeatedly triggered each Year the annual Net Sales achieves or exceeds particular threshold; and,

12.2.4	in calculating Net Sales for the applicable Royalty Product the currency exchange mechanism set out in this Agreement to calculate the relevant Net Sales shall be applied.

13.	ROYALTIES

13.1

AchillesTx shall during the Royalty Term pay to CRT a royalty on Net Sales of the applicable Royalty Product supplied by AchillesTx or its Sub-Licensees within the Territory, such royalty calculated as the percentage value of the Net Sales at the following rates subject to the terms and conditions of this Agreement, and in particular the remaining provisions of this Clause 13 (individually per Royalty Product a “Royalty” and collectively the “Royalties”):

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	Royalty Product and Field	Royalty Rate
A	Net Sales of the First Therapeutic Product.	[***]

B	Net Sales of the Second Therapeutic Product.	[***]

C	Net Sales of the Third Therapeutic Product.	[***]

D	Net Sales of the first Therapeutic Product (which is not the same as or equivalent to the First Therapeutic Product, Second Therapeutic Product, Third Therapeutic Product, First Non-Therapeutic Product or Second Non-Therapeutic Product) launched by AchillesTx or its Sub-Licensee that is a Royalty Product sold pursuant to a Marketing Approval with an approved label indication for use in the Therapeutic Antibody Field.	[***]

E	Net Sales of the First Non-Therapeutic Product.	[***]

F	Net Sales of the Second Non-Therapeutic Product.	[***]

G	Net Sales of Royalty Products not covered by any of the descriptions under A to F above	[***]

13.2

Only one Royalty Rate shall be payable per Royalty Product and the Royalty payable on a Royalty Product shall be calculated only once and payable only once. No Royalties shall be payable in respect of any product or therapy irrespective of it being a Royalty Product or Covered by or incorporating or having been developed using any of the Technology, unless it is a Royalty Product falling within the descriptions set out in rows A to F of the table above at Clause 13.1.

13.3

The Royalty Rate in respect of a Royalty Product set out above shall be adjusted, as applicable, in accordance with the provisions of Clause 13.4 to 13.9, and the order of reduction or adjustment in the Royalty Rate or Royalty due shall be applied sequentially in the order of those remaining clauses.

Multiple Royalty Product Adjustments

13.4

If any Royalty Product falls within more than one of the Royalty categories set out in the table at Clause 13.1, the maximum Royalty payable for that particular product or therapy shall be calculated as a percentage of the Net Sales for such Royalty Product at a rate being the sum of the highest Royalty Rate of all the Royalty Rates payable pursuant to Clause 13.1 for such Royalty Product.

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Contribution Royalty Product

13.5

The Royalty Rate applicable to the Net Sales for a Royalty Product shall be reduced by the percentages set out in the table below where the Royalty Product is the sole Contribution Royalty Product as opposed to being a Patent Royalty Product.

Circumstance in the country of sale in respect of the applicable Royalty Product	Percentage reduction to the Royalty Rate
[***]	[***]

[***]	[***]

Royalty Reductions

13.6

In respect of each Royalty Product and on a country-by-country basis, the Royalty Rate applicable to the Net Sales for such Royalty Product shall be reduced by [***] where a Third Party sells, supplies, manufactures or produces one or more Competitive Products, but which are not subject to patent infringement proceedings commenced by AchillesTx or any Sub-Licensee.

13.7	In no event shall:

13.7.1	the Royalty Rate payable in respect of a Patent Royalty Product be reduced, pursuant to Clause 13.6 and/or 13.8, by more [***] and

13.7.2	the Royalty Rate payable in respect of the Contribution Royalty Product be reduced, pursuant to Clauses 13.5, 13.6 and/or 13.8, by more [***].

Royalty Stacking

13.8

If AchillesTx, its Affiliates or any Sub-Licensees in-license or acquire rights under any Intellectual Property, manufacturing techniques or materials or reagents (including the benefit of any non-asserts) from any Third Party and such rights are reasonably required (as reasonably assessed, based on such rights impacting Exploitation) to Exploit any Royalty Product(s) in any way (“Third Party Access Rights”), to the extent AchillesTx, its Affiliates or its Sub-Licensees are required to pay any consideration or royalties under or in connection with such Third Party Access Rights applicable to any Royalty Product(s) (“TP Fees”), such TP Fees shall be deductible from Royalties otherwise due on those Royalty Product(s) subject to a maximum deduction of:

13.8.1	[***] total Royalty that would otherwise be payable in respect of a Patent Royalty Product were it not for this Clause, for so long as there exists a Valid Claim; or

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13.8.2	[***]of the total Royalty that would otherwise be payable in respect of the Contribution Royalty Product were it not for this Clause,

(a “Royalty Collar”).

Diminished Royalty Product

13.9

If a Third Party (that is not authorised as a Sub-Licensee to Exploit a particular Royalty Product) commences Exploitation of any Competitive Product in a country within the Territory that infringes any of the Patent Rights licensed hereunder (each an “Competing Entrant”), and CRT and/or AchillesTx commence litigation against such Competing Entrant in respect of such Competitive Product, then in so far as any Royalties are due for sales of Royalty Product(s) in the country where litigation is ongoing and in respect of which the Competitive Product is competitive, any and all Royalties due above the Royalty Floor will be paid into escrow by AchillesTx pending resolution of such litigation. Upon conclusion of such litigation, the Royalties due, above the Royalty Floor, on those Royalty Products sold during the period in which the litigation was on-going, shall be re-calculated having regard to the status of the Patent Rights licensed hereunder which are asserted and the funds held in escrow shall be distributed according to such re-calculation. Any disagreement between the Parties as to the recalculation pursuant to this Clause 13.9 shall be referred to an expert for resolution in accordance with the provisions of Part B of Schedule 7.

13.10	All interest earned on the sums paid into escrow pursuant to this Clause shall accrue to the benefit of the escrow account for distribution in accordance with Clause 13.9.

Royalty Term

13.11

The Royalty Term shall commence on the Effective Date and shall, on a country-by-country basis and Royalty Product-by-Royalty Product basis, expire automatically upon there being a Royalty Expiry in a country in respect of a Royalty Product. Upon such expiry, the rights and licences granted under this Agreement to AchillesTx in respect of such Royalty Product in such country (including any sub-licences granted by AchillesTx in respect thereof) shall become irrevocable, perpetual, royalty free and fully paid up.

14.	REPORTING AND PAYMENT PROVISIONS

Payment Provisions for Success Milestone Payments

14.1	Success Milestone Payments shall all be made in accordance with the following procedure:

14.1.1

AchillesTx shall, within [***] days, of the occurrence of a Success Milestone notify CRT of such occurrence and its notification shall include the information listed in Schedule 9 in so far as relevant to the calculation of the Success Milestone Payment;

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14.1.2	CRT shall send to AchillesTx a VAT invoice addressed to AchillesTx in respect of the applicable payment due under Clause 12;

14.1.3	AchillesTx shall pay such invoice within [***] days of the date of receipt of the same by AchillesTx.

Payment Provisions for Royalties

14.2

With effect from the First Commercial Sale of the first Royalty Product to be sold and throughout the remainder of the applicable Royalty Term, AchillesTx shall provide CRT with a written report showing the gross selling price of those Royalty Products attracting a Royalty sold by AchillesTx and its Sub-Licensees in the preceding Quarter together with the calculations of Net Sales, which report shall include the information listed in Schedule 9 to the extent relevant to the calculation of Net Sales.

14.3

Quarterly reports shall be due within [***] days of the close of every Quarter. AchillesTx shall keep accurate records in sufficient detail to enable the Royalties and Success Milestones payable hereunder to be determined.

14.4

After receipt of the Quarterly report referred to in Clause 14.3, CRT shall send to AchillesTx a VAT invoice addressed to AchillesTx in respect of the applicable payment due under Clause 13 as indicated in the royalty report.

14.5

Royalties shall be due and payable within [***] days of the date such invoice is received by AchillesTx in accordance with Clause 14.4. Payments of Royalties due in whole or in part may be made in advance of such due date.

Late Payments

14.6

Any payment of any amount under this Agreement not received on the due date specified in accordance with this Clause 14 shall accrue interest thereafter on the sum due and owing from the date payment is due until the date payment is received at an annual interest rate equal to [***]. over the base rate of the Bank of England in force from time to time.

Currency Conversion

14.7

All amounts payable pursuant to this Agreement shall be payable in Pounds Sterling by bank transfer to a bank account designated from time to time in writing by CRT. In calculating Net Sales and Royalties under this Agreement, where receipts are received in a currency other than Pounds Sterling, such sums shall be calculated as Pounds Sterling by converting such sums according to the spot rate for the Pound Sterling against the applicable currency as of midday on the day at the end of the applicable calendar Quarter, as such rate is advertised by the Financial Times in London.

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Withholding

14.8

All amounts due under the Agreement shall be made after deduction of any withholding taxes, charges or other duties in the country of payment. Where any amount due to be paid under this Agreement is subject to any withholding or similar other tax, the Parties shall take reasonable steps to do such reasonable acts and things and sign such deeds and documents as reasonably appropriate to assist them to take advantage of any applicable double taxation agreements or other legislative provisions to reduce the rate of withholding or similar taxes with the object of paying the sums due under deduction of a reduced rate of withholding tax or on a gross basis. In the event there is no double taxation agreement or other legislative provision or the reduced rate of withholding tax under the relevant double taxation agreement is greater than zero per cent., AchillesTx (or its agent) shall promptly pay such withholding or similar tax by deducting the relevant amount from the payment due to CRT, and send to CRT proof of such withholding or similar tax in a form in accordance with the relevant taxation authority as evidence of such payments. Similarly, in so far as withholding or similar taxes are payable on sums ultimately due hereunder but are required to be made by AchillesTx’s Affiliates or Sub-Licensees, such withholding may be made and AchillesTx shall work with CRT to obtain from AchillesTx’s Affiliates and Sub-Licensees proof that such withholding has been properly accounted for to the relevant tax authority and such documents as are reasonably necessary to allow CRT to take advantage of any double taxation agreement, other legislative provision or reduced rate as may be available to it. In the event that withholding tax deducted may be recoverable by CRT, the Parties shall, at CRT’s cost to the extent of any out-of-pocket expense incurred by AchillesTx, take such reasonable steps as CRT may request to support an application for recovery of the withholding tax deducted.

Royalty Audits

14.9

CRT shall have the right to appoint, once a Year on at least [***] prior written notice to AchillesTx, an independent certificated accountant reasonably acceptable to AchillesTx to undertake an audit of AchillesTx’s accounts and records relevant to the sales of Royalty Products attracting a Royalty and Net Sales to verify the accuracy of any payments due in respect of Royalties. The independent certified accountant shall spend no more than [***] days at the premises of AchillesTx per Year for the purpose of undertaking the audit. Thereafter, AchillesTx shall within [***] days of receiving a written request from the independent accountant provide any additional information that is reasonable and reasonably requested for the purpose of assisting with the audit, provided that the foregoing obligation shall expire [***] days after the audit. The independent auditor shall be required to enter into a confidentiality agreement on reasonable and standard terms with AchillesTx and shall not be entitled to disclose any confidential information of AchillesTx from the audit but shall be able to disclose whether or not AchillesTx is in compliance with its reporting obligations and the levels of Royalty declared and paid, and any discrepancy in the amount of Royalties declared as against those calculated to be due. To comply with its obligations under this Clause 14.9, AchillesTx shall include obligations in its sublicenses to obtain and make available to the auditor appropriate information from Sub-Licensees to enable the independent auditor to verify the accuracy of Royalties.

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14.10

If, as a result of an audit being undertaken, any additional amount is found to be owed by AchillesTx to CRT, such additional amount shall be paid within [***] days after receipt of the accountant’s report, along with interest at the annual interest rate of [***] per cent. over the Bank of England base rate from the date that such additional amount should have first been paid until paid in full. If the amount underreported as Royalties for the relevant periods that are the subject of the audit, are in excess of [***] per cent [***] in the relevant audit, then AchillesTx shall in full and final settlement of any claim of breach reimburse CRT for those reasonable and customary costs charged by the independent auditor for conducting such audit (upon production of accompanying receipted invoices in respect of the same). If the accountant determines that there has been an overpayment by AchillesTx, the amount of such overpayment shall be set-off against a future payment of Royalties or Success Milestone Payments.

Fair Market Value

14.11

Any disagreement between the Parties as to the fair market value for the purpose of calculating any Net Sales pursuant to Part A of Schedule 7 of this Agreement shall be referred to an expert for resolution in accordance with the provisions of Part B of Schedule 7. The value of such Net Sales in dispute shall (i) not be included in the calculation of the percentage of underreported royalties referred to in Clause 14.10 for the purposes of determining responsibility for the auditor’s fees; and (ii) be excluded from any late payment charges or allegations of breach for non-payment until such time as the dispute is resolved, a value attributed and at least [***] days has passed from such final determination. Notwithstanding the foregoing provision, if the expert determines that the fair market value is such that CRT is entitled to additional sums, CRT shall be entitled to charge interest on any outstanding amount on a daily basis at an annual interest rate equivalent of [***] per cent. over the base rate of the Bank of England in force, such interest shall be payable from the date CRT issues a notice disputing the fair market value until the date the CRT receives such additional payment.

15.	BUY-OUT OPTION

15.1

On a Royalty Product by Royalty Product basis, AchillesTx shall have a right, exercisable on written notice at any time, to negotiate with CRT to buy out CRT’s rights to Royalties and (if applicable) Success Milestone Payments on such Royalty Product (for each Royalty Product a “Buy-Out Option”). The reference to “buy out” in this Clause shall mean that CRT shall cease to be entitled to Royalties or Success Milestone Payments in exchange for some other cash consideration.

15.2	Upon exercising the Buy-Out Option by way of AchillesTx serving a written notice on CRT, the following shall apply:

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15.2.1

AchillesTx and CRT shall promptly and actively negotiate throughout a period of [***] days (or such longer period as the Parties may agree), in good faith and acting reasonably, fair and reasonable terms for, and the, conclusive agreement upon which the buy-out may be exercised; and,

15.2.2

in so far as an agreement cannot be concluded within such time period, an independent expert shall be appointed in accordance with the provisions of Part B of Schedule 7 following the [***] day period to determine the valuation of the buy-out on applicable industry standards.

16.	INTELLECTUAL PROPERTY PROSECUTION AND MAINTENANCE

16.1

CRT shall notify AchillesTx in writing of any Future Patent for the purpose of allowing AchillesTx within [***] of receipt of such notice to elect whether or not to include such Future Patent within the definition of TRACERx Patents and accordingly such Future Patents being subject to the licence hereunder. Until such Future Patents are notified to AchillesTx in writing and the [***] period has expired, and/or where AchillesTx has elected to include any such Future Patents under this Agreement, CRT shall procure that such rights shall not be assigned, encumbered, mortgaged or otherwise licensed in a manner so as to prejudice or restrict the grant of the licences under Clause 3 applying equally to such rights, Upon AchillesTx electing to include any such Future Patents in the definition of TRACERx Patents:

16.1.1

any such Future Patents in so far as they include non-severable improvements to the inventions claimed (as assessed by reference to the form in which each applicable Patent Right was originally filed) in the then current list of TRACERx Patents (“Non-Severable Rights”) shall be included in the definition of TRACERx Patents and automatically licensed to AchillesTx in accordance with Clause 3 and shall be subject to the other provisions of this Agreement; or,

16.1.2

any such Future Patents in so far as they are not Non-Severable Rights (“Severable Rights”) shall also be included in the definition of TRACERx Patents and licensed to AchillesTx in accordance with Clause 3 provided that such rights shall, subject to the Parties reaching an agreement to the contrary, be automatically licensed to AchillesTx on a non-exclusive basis (notwithstanding the provisions of Clause 3) in which case those Severable Rights shall not be subject to the provisions of Clauses 8, 9, the remaining provisions of Clause 16, or Clause 17;

16.1.3

AchillesTx and CRT shall, upon AchillesTx’s election, negotiate in good faith and acting reasonably the basis on which AchillesTx can license the Severable Rights on an exclusive basis beyond the non-exclusive licence automatically arising pursuant to Clause 16.1.2 for a period not exceeding [***].

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Ownership

16.2	Nothing in this Agreement shall assign or purport to assign any Intellectual Property rights owned by one Party to the other Party.

16.3

Subject to AchillesTx’s right to exercise its option to acquire certain of the TRACERx Patents, CRT is and shall at all other times remain the sole and exclusive owner of all right, title and interest in and to the TRACERx Patents. Without prejudice to the rights conferred upon CRT by this Agreement to exercise Academic Rights, or CRT’s right to grant non-exclusive licences to Third Parties under TRACERx IP which do not conflict with the provisions of this Agreement, CRT shall not assign, mortgage, encumber or otherwise gift or provide an option over any of the TRACERx IP or Materials without the prior written consent of AchillesTx. Nothing shall prevent CRT from being able to grant an exclusive (or non-exclusive) licence in the Therapeutic Vaccine Field in relation to any Private Neo-Antigen after expiry of the Vaccine Option Period and provided that AchillesTx has not exercised the Vaccine Option.

16.4

AchillesTx is and shall at all times remain the sole and exclusive owner of all right, title and interest in and to any and all Intellectual Property that it owns or is licensed (other than by virtue of the licences granted hereunder) as of or after the Effective Date.

Patent Prosecution

16.5	In respect of the TRACERx Patents:

16.5.1

subject to payment by AchillesTx of those Patent Prosecution Costs for which it is responsible pursuant to Clause 16.5.2 and 16.6, CRT shall not Surrender any of them without the prior written consent of AchillesTx;

16.5.2

from the Effective Date (or in the case of Patent Rights included in the licence pursuant to Clause 16, from the date of AchillesTx’s election to include the same in the licence hereunder) and thereafter during the Term for so long as AchillesTx holds a licence to the same, AchillesTx shall, at its expense subject to Clause 16.6, have the exclusive control and conduct of all on-going prosecution and maintenance steps in respect of the TRACERx Patents;

16.5.3

CRT shall provide all assistance and cooperation reasonably required by AchillesTx to enable AchillesTx to efficiently and effectively discharge the prosecution and maintenance of the TRACERx Patents and in doing so, CRT shall follow all directions and instructions of AchillesTx and do all things reasonably required by AchillesTx with respect to the TRACERx Patents;

16.5.4

CRT shall ensure that all documents and correspondence that it, or its agents or other licensees receive in connection with any of the TRACERx Patents shall be promptly and in any event within [***] days forwarded to AchillesTx. So far as documents and correspondence that its agents receive, CRT shall be discharged from this obligation if it directs its patent agents to provide such documents and correspondence to AchillesTx;

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16.5.5

CRT shall instruct those professional advisors, patent agents and lawyers who act on behalf of CRT in the prosecution of the TRACERx Patents to co-operate with AchillesTx, accept instructions from AchillesTx as if they were direct from CRT and provide all history on the prosecution of the TRACERx Patents to AchillesTx;

16.5.6	AchillesTx shall be entitled, at its discretion and cost, to appoint alternative counsel to take over the prosecution of the TRACERx Patents;

16.5.7

CRT shall promptly notify AchillesTx of any threatened or actual claim of invalidity or revocation or opposition of any of the TRACERx Patents and shall provide full details and all such information available to it regarding such threatened or actual claim. AchillesTx shall have the right (but not obligation) to control, direct any actions for invalidity, revocation or oppositions issued against the TRACERx Patents. CRT shall at AchillesTx’s cost do (or not do) all such things as are reasonably directed by AchillesTx to enable AchillesTx to control, direct and conduct such proceedings, including allowing AchillesTx’s legal representatives to conduct such proceedings in the registered patent proprietor’s name where required or beneficial provided that AchillesTx indemnifies that patent proprietor (and any of CRT, its Affiliates, UCL, UCLB, the UCL Group, the Crick or the CS Crick Laboratory who are named as a party in any such proceedings) for any liabilities to the Third Party against whom such proceedings were brought (in respect of their recovery of costs, damages, expenses or other liability) awarded against the patent proprietor as a direct result of it assisting AchillesTx to conduct such proceedings subject to Clause 16.12. AchillesTx shall pay CRT or the patent proprietor (and any of CRT, its Affiliates, UCL, UCLB, the UCL Group, the Crick or the CS Crick Laboratory who are named as a party in any such proceedings) for any reasonable (economy) travel and reasonable subsistence costs incurred by CRT (and any of CRT, its Affiliates, UCL, UCLB, the UCL Group, the Crick or the CS Crick Laboratory who are named as a party in any such proceedings) as a result of assisting AchillesTx under this Clause 16.5.7;

16.5.8

CRT shall provide assistance to and co-operate with AchillesTx in accordance with this Clause 16 without any further cost to AchillesTx, save that (i) if CRT personnel are required to participate in any opposition proceeding (or comparable proceeding before patent offices and courts) which requires full time involvement for more than [***], then for such excess co-operation beyond the [***]for AchillesTx shall reimburse CRT its reasonable costs, and (ii) this provision shall be without prejudice to the indemnity given in Clause 16.5.7;

16.5.9	any enforcement of the TRACERx Patents shall be subject to Clause 17.

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16.6	In respect of the TRACERx Patents, AchillesTx shall:

16.6.1	subject to CRT’s compliance with its obligations under Clause 16.5, be responsible for:

16.6.1.1

all of the Patent Prosecution Costs for those TRACERx Patents which have not or are not the subject of any bona fide licence, option, grant, covenant not to sue or assert, granted in favour of one or more Third Party for, directly or indirectly, any consideration (whether for money or money’s worth) that exceeds or has the potential to exceed (by way of future payments, royalties, milestones, consideration, stock, shares) [***] and,

16.6.1.2

an equal prorated share of the Patent Prosecution Costs for those TRACERx Patents in respect of which any bona fide licence, option, grant, covenant not to sue or assert, has been granted in favour of one or more Third Party for, directly or indirectly, any consideration (whether for money or money’s worth) that exceeds or has the potential to exceed (by way of future payments, royalties, milestones, consideration, stock, shares) [***] with such pro rating to apply to Patent Prosecution Costs incurred from and following the date of each such licence; and,

16.6.2

keep CRT informed of developments in the preparation, filing, prosecution and maintenance of the TRACERx Patents and shall provide CRT with copies of all material correspondence to and from its patent attorneys or patent offices in relation to the TRACERx Patents and shall provide CRT reasonable notice of and the opportunity at its own cost to participate in any conference calls or meetings with AchillesTx’s patent attorneys in relation to the drafting, filing, prosecution and maintenance of the TRACERx Patents;

16.6.3	consult with CRT in connection with AchillesTx’s strategy for the prosecution and maintenance of the TRACERx Patents;

16.6.4	take into account any reasonable comments and suggestions of CRT in relation to the prosecution and maintenance of the TRACERx Patents; and

16.6.5

notify CRT in advance of any steps AchillesTx proposes be taken which would change the specification or reduce the scope of the claims of any TRACERx Patent, and having done so shall take into account any reasonable comments and suggestions promptly proposed by CRT in relation to such steps.

16.7

AchillesTx and CRT shall, promptly after the Effective Date, and thereafter throughout the Term appoint a designated and named member of its respective personnel, experienced in and responsible for Intellectual Property matters, which person shall act as the liaison between AchillesTx and CRT (and CRT’s other licensees as necessary) with respect to the TRACERx Patents and obligations thereto under this Agreement and shall make themselves available at reasonable times and on reasonable notice to address any matters concerning the TRACERx Patents.

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Validation and Maintenance

16.8

AchillesTx shall be responsible, in its sole discretion, to determine, on a reasonable basis, and subject to Clause 16.6.1 at its cost, and following its notification to CRT, in which countries to maintain or Surrender the TRACERx Patents. Notwithstanding the foregoing discretion, if AchillesTx wishes to Surrender any of the TRACERx Patents in any of the [***] then the following shall apply:

16.8.1

prior to taking any steps to Surrender a TRACERx Patent in a Core Country, AchillesTx shall first provide CRT with at least [***] days’ notice of its intention identifying the TRACERx Patent and applicable Core Countries;

16.8.2

CRT shall have a right of step-in (to be exercised within [***] of notice from AchillesTx under Clause 16.8.1) to take over such TRACERx Patent in the applicable Core Country (on its own behalf or on behalf of either or both of UCLB and the CRICK) and if it exercises such right (i) CRT shall thereafter be responsible for all costs and expenses associated with such TRACERx Patent for that applicable Core Country; (ii) AchillesTx’s licence to that TRACERx Patent for that applicable Core Country shall terminate; and (iii) CRT and its licensees shall only have the right to undertake acts that would otherwise infringe that TRACERx Patent in the applicable Core Country and CRT shall impose restrictions and enforce the same, which restrictions shall be in compliance with applicable competition and anti-trust laws, to ensure that any products manufactured in that Core Country under such TRACERx Patent shall not be sold outside of that Core Country to the extent such restriction is permitted hereunder by law; and,

16.8.3	if CRT does not exercise its step-in right in accordance with Clause 16.8.2, then AchillesTx shall be entitled without breach of this Agreement to Surrender such TRACERx Patent in such Core Countries.

SPCs, Patent Notifications and Unitary Patent

16.9

Without the prior written consent of AchillesTx (not to be unreasonably withheld or delayed), CRT shall not file any supplementary protection certificate or patent term extension right (“SPC”) under any TRACERx Patents with respect to the issue of any Regulatory Approval (including any Marketing Approval) for any product. Upon AchillesTx’s request, CRT shall file and, at AchillesTx’s direction, control and expense, prosecute an application for an SPC against any of the TRACERx Patents with respect to any product.

16.10

Where any country in the Territory requires the holder of a Regulatory Approval with respect to a medicinal product or medical device to designate one or more Patent Rights as being Patent Rights that protect such medicinal product or medical device (including the purple book listing required by the FDA) (an “Purple Book Reference”), then AchillesTx shall have the sole right to specify which (if any) Patent Rights should be listed in such references and CRT shall list any of the TRACERx Patents if AchillesTx wishes to do so.

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16.11

In respect of the TRACERx Patents, AchillesTx shall have sole discretion to determine whether to opt in or opt out (and to opt in again) of the Unified Patent Court system and CRT shall, subject to Clause 16.6.1 at AchillesTx’s expense, promptly do all things necessary and execute all documents required to give effect to such decision(s).

Indemnity Conditions

16.12

AchillesTx’s obligation to continue to indemnify the patent proprietor (and any of CRT, its Affiliates, UCL, UCLB, the UCL Group or the Crick who are named as a party in any such proceedings) pursuant to Clauses 16.5.7 and 17.2.2.2 is [***]

16.12.1    [***]

16.12.2    [***]

16.12.3    [***]

16.12.4    [***]

17.	INTELLECTUAL PROPERTY ENFORCEMENT

17.1

A Party shall notify the other of any information it has regarding any Third Party infringement of any of the TRACERx IP in so far as such infringements are related to any products, services or processes.

17.2	In respect of any alleged, threatened or actual infringement or misuse of the TRACERx IP (“Enforcement Action”) the following, shall apply:

17.2.1

AchillesTx shall have the first right to determine whether or not it wishes to bring proceedings for the Enforcement Action. If AchillesTx elects not to bring proceedings itself, then AchillesTx and CRT shall in good faith discuss and consider whether to bring proceedings for the Enforcement Action within [***] of becoming aware of the Enforcement Action (which may be extended with mutual agreement). If, at the end of this period, CRT wishes to bring proceedings for the Enforcement Action, it may do so;

17.2.2

where AchillesTx, in exercising its right under Clause 17.2.1, decides to enforce or bring proceedings for infringement or misuse of any of the TRACERx Patents or other Intellectual Property licensed hereunder, then:

17.2.2.1

at AchillesTx’s expense, AchillesTx shall have the right to control, direct and conduct such proceedings including their settlement (provided that any admission of fault on the part of CRT, shall not be made by AchillesTx without CRT’s prior written consent, such consent not to be unreasonably withheld or delayed);

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17.2.2.2

CRT shall allow and obtain the right for AchillesTx’s legal representatives to conduct any litigation in the name of the patent proprietor (i) where required by law in the country of the Enforcement Action or (ii) to the extent beneficial to the enforcement or relief sought; and (iii) in doing so CRT shall do (or not do) all such things as are reasonably directed by AchillesTx to enable AchillesTx to control, direct and conduct such proceedings provided that AchillesTx indemnifies the patent proprietor and/or its affiliates (and any of CRT, its Affiliates, UCL, UCLB, the UCL Group, the Crick or the CS Crick Laboratory who are named as a party in any such proceedings) for any liabilities to the Third Party against whom such proceedings were brought (in respect of their recovery of costs, damages, expenses or other liability) awarded against the patent proprietor and/or its affiliates (and any of CRT, its Affiliates, UCL, UCLB, the UCL Group, the Crick or the CS Crick Laboratory who are named as a party in any such proceedings) directly as a result of assisting AchillesTx control, direct and conduct such proceedings subject to Clause 16.12 (it being acknowledged that the patent proprietor and its affiliates shall have the right to be separately advised [***]. AchillesTx shall pay the patent proprietor’s and/or its affiliates’ (and any of CRT’s, its Affiliates’, UCL’s, UCLB’s, the UCL Group’s, the Crick’s or the CS Crick Laboratory’s who are named as a party in any such proceedings) costs for any reasonable (economy) travel and reasonable subsistence costs incurred by the patent proprietor and/or its affiliates as a result of assisting AchillesTx under this Clause 17.2.2.2;

17.2.2.3	CRT shall do all such things as are reasonably directed by AchillesTx to assist or enable AchillesTx to control, direct, settle (subject to Clause 17.2.2.1) and conduct such proceedings;

17.2.2.4

AchillesTx shall have the right to nominate, change or amend any Purple Book Reference and CRT shall co-operate, and use best endeavours to procure the co-operation of all other patent proprietors in such nomination, change or amendment to list any of the TRACERx Patents if AchillesTx wishes to do so; and,

17.2.2.5

AchillesTx shall keep CRT promptly and fully informed of any and all steps and events in any proceedings (including promptly responding to any requests for information and allowing CRT to attend any meetings) and shall give due consideration to any reasonable comments and suggestions of CRT with respect to such Enforcement Action;

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17.2.3

CRT shall keep AchillesTx promptly and fully informed of any and all steps and events in any proceedings (including promptly responding to any requests for information and allowing AchillesTx to attend any meetings) which are not being directed or controlled by AchillesTx relating to any of the TRACERx Patents or other Intellectual Property licensed hereunder and shall give due consideration to any reasonable comments and suggestions of AchillesTx with respect to such action;

17.2.4	any recovery of damages or other financial remedy obtained in respect of the Enforcement Action shall, after deduction of [***] hereunder, be treated as Net Sales; and,

17.2.5

any defence of the validity of the TRACERx Patents, where validity is put in issue after commencement of proceedings for the Enforcement Action shall, notwithstanding the provisions of Clause 16, be subject to this Clause 17.

18.	CONFIDENTIALITY

18.1

The Parties acknowledge that in connection with this Agreement, either Party may disclose or may have disclosed itself or on its behalf (a “Disclosing Party”) to the other Party (each a “Recipient Party”) information belonging to such Party which information is marked or stated in writing to be “confidential” or “trade secret” information or where the circumstances of the disclosure and/or the nature of the information otherwise reasonably give notice of the confidential character of the information (“Confidential Information”). All such Confidential Information of a Disclosing Party shall, subject to Clause 18.3, be maintained in confidence by each Recipient Party and shall not be used by the Recipient Party for any purpose except for its proper execution of its obligations under this Agreement and the Exploitation of any Product as licensed by this Agreement or as otherwise expressly authorised (including, in respect of any confidential Know-How to the extent such Know-How is licensed to the Receiving Party) under this Agreement or to the extent otherwise agreed in writing by the Disclosing Party provided that the Recipient Party may disclose any Confidential Information disclosed to it by the Disclosing Party to the extent that such disclosure by the Recipient Party is:

18.1.1

to its or its Affiliates employees, directors, consultants or sub-contractors but only on a “need to know” basis provided each such employee, director, consultant or sub-contractor is subject to obligations of confidentiality consistent with the obligations of confidentiality in this Clause 18;

18.1.2

where CRT is the Recipient Party, for inclusion in a diligence report which it is obliged to share with UCL and/or CRICK, but then only where such diligence report and the Confidential Information therein is limited to that information which it is necessary for the Recipient to include in such diligence report and the same is disclosed to UCL and/or CRICK under obligations of confidentiality and non-use no less onerous than those contained herein;

18.1.3

to its licensees and sub-licensees in respect of confidential Know-How and IP that is licensed to the Recipient Party, but only on a “need to know” basis provided each such licensee and sub-licensee is subject to obligations of confidentiality consistent with the obligations of confidentiality in this Clause 18;

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18.1.4

to an Ethics Committee or Regulatory Authority in connection with any Ethics Committee Application or seeking or maintaining any Regulatory Approval for any product or therapy in accordance with this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such Information;

18.1.5

on a “need to know” and confidential basis to its, or its Affiliates’, legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such Party’s activities as expressly permitted by this Agreement or for the conduct of its, or such Affiliates’, business;

18.1.6

to a prospective acquirer or licensee and such Third Party’s employees, advisors and representatives in each case on a “need to know” confidential basis for the sole purpose of considering such transaction provided that such persons are under substantially similar obligations of confidentiality and non-use as the Recipient Party is pursuant to this Clause 18.

18.2

Throughout the Term of this Agreement and thereafter, each Recipient Party shall exercise a reasonable degree of care being at least the same degree of care as it uses to protect its own Confidential Information of similar nature to preserve the confidentiality of all Confidential Information of the Disclosing Party. Each Recipient Party shall safeguard Confidential Information against disclosure to third parties, including Affiliates, employees and persons working or consulting for such Party that do not have an established current need to know such Confidential Information for purposes in connection with this Agreement or to whom the Recipient Party is not entitled to disclose the same pursuant to this Clause 18.

18.3	The obligation of confidentiality contained in this Clause 18 shall not apply to any part of any Confidential Information of the Disclosing Party:

18.3.1	that was in the possession of the Recipient Party, without any restriction on use or disclosure, prior to receipt from the Disclosing Party;

18.3.2	that was at the time of disclosure by or on behalf of the Disclosing Party, in the public domain by public use, publication or general knowledge;

18.3.3	that became general or public knowledge through no fault of a Recipient Party following disclosure hereunder;

18.3.4

that was properly obtained, without confidentiality or non-use restrictions, by the Recipient Party from a Third Party who was not under a confidentiality or non-use obligation to the Disclosing Party;

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18.3.5	that was documented to have been independently developed by or on behalf of the Recipient Party without the assistance of the Confidential Information of the Disclosing Party.

18.4

The foregoing obligations of confidentiality and non-use shall not be breached by a Recipient Party disclosing Confidential Information of the Disclosing Party to the extent the same is required to be disclosed by order of any court, governmental authority, Regulatory Authority or other regulatory body (including any listing authority or financial regulator) provided, however, that the Recipient Party should give the Disclosing Party prior notice of any such disclosure so as to afford the Disclosing Party a reasonable opportunity to seek, at the expense of the Disclosing Party such protective orders or other relief as may be available in the circumstances.

18.5

Except for any press release agreed by the Parties, neither Party shall during the Term, disclose any financial terms of this Agreement without the prior written consent of the other Party except for such disclosure as may be reasonably necessary to either Party’s bankers, investors, attorneys or other professional advisors or in connection with any actual or proposed merger, sale or acquisition or as may be required by law in the offering of securities or in securities or regulatory filings or otherwise.

18.6

The Parties acknowledge that confidential information may have been disclosed pursuant to the CDA to employees, partners and representatives of Syncona LLP who themselves may provide services or advice to or sit on the board of AchillesTx. CRT hereby agrees that notwithstanding the terms of the CDA employees, partners and representatives of Syncona Management LLP, Syncona Partners LLP and Syncona LLP who received confidential information from CRT under the CDA shall be entitled to disclose the same to AchillesTx and its employees, directors, consultants or sub-contractors subject to the terms of this Clause 18. The foregoing shall not apply to [***].

19.	WARRANTIES AND COVENANTS

19.1	AchillesTx and CRT each respectively represent and warrant to the other that each of the warranties at Part A of Schedule 8 to its knowledge is accurate as at the Effective Date.

19.2

CRT represents and warrants to AchillesTx that except as disclosed in a disclosure letter provided to AchillesTx or its solicitors as of the Effective Date each of the warranties at Part B of Schedule 8 is accurate as at the Effective Date.

19.3

Save for the warranties and representations expressly set forth above by reference to Schedule 8, (i) the Parties exclude all other warranties and representations of any kind, whether express or implied in connection with this Agreement, save that the foregoing shall not exclude or limit any liability for fraud or fraudulent misrepresentation and (ii) without prejudice to the above, CRT does not give any warranty, representation or undertaking:

19.3.1	as to the efficacy, usefulness, fitness for purpose, quality, safety or commercial or technical viability of the Technology and/or any Royalty Products;

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19.3.2	that any of the TRACERx Patents are or will be valid or will proceed to grant.

19.3.3

that the use of any Intellectual Property, including without limitation any invention claimed in the TRACERx Patents, or the exercise of any rights granted under this Agreement will not infringe the Intellectual Property or other rights of any Third Party.

19.4

CRT shall not be liable to AchillesTx in respect of any claim for breach of warranty under Schedule 8 (a “Warranty Claim”) to the extent that the circumstances giving rise to such Warranty Claim are remediable and are remedied by CRT (at its sole cost and expense) to the reasonable satisfaction of the AchillesTx within [***].

19.5	For the avoidance of doubt any liability for any Warranty Claims shall in aggregate be subject to the provisions set out in Clause 20.

19.6

CRT shall not be liable to pay sums to AchillesTx for a Warranty Claim unless and until the amount of liability which CRT would have in respect of Warranty Claims to date in aggregate are believed reasonably to exceed the sum of.

19.7

Subject to Clause 20.3, the liability of CRT in respect of any Warranty Claim shall cease on the date that falls years after the Effective Date except in each case in respect of matters which before that relevant period expires have been the subject of a bona fide written claim made by or on behalf of AchillesTx giving to CRT reasonable details of all material aspects of the claim as are then known to AchillesTx, including AchillesTx’s bona fide estimate of the amount of the claim.

20.	LIMITATION OF LIABILITY

Special, Indirect and Other Losses

20.1

In no event shall any Party or any of their respective Affiliates be liable for breach of contract, statutory duty, negligence or in any other way for special, indirect, incidental, punitive or consequential damages or for any indirect economic loss or indirect loss of profits suffered by any other Party or their respective Affiliates.

Limitation

20.2

CRT’s total aggregate liability to AchillesTx for any and all loss or damage suffered by AchillesTx as a result of breach of or otherwise in connection with this Agreement in respect to any and all claims arising under this Agreement (including any claim pursuant to Clause 18) shall be limited to [***] provided that in the event that any breach of a warranty given in Schedule 8 or breach of any exclusivity or grant under the CRT Licence or Vaccine Licence or breach of any of the restrictions under Clause 10 gives rise to any loss suffered by AchillesTx in excess of this cap, AchillesTx shall be entitled to [***].

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No Exclusion

20.3

Nothing in this Agreement shall limit or be construed to limit in any way any liability a Party (or its respective Affiliates) may have to the other Party (or its Affiliates) under this Agreement in respect of (i) death or personal injury caused by that Party’s (or its respective Affiliates’) negligence; (ii) any fraud or fraudulent misrepresentation or (iii) any other liability which, by rule of law, may not be excluded or limited by contract between parties.

21.	INDEMNITY AND INSURANCE

21.1

Subject to Clause 21.3, AchillesTx shall indemnify each of CRT, UCL, UCLB, CRICK, and CRUK and their officers and employees, (each a “Indemnified Party” and together the “Indemnified Parties”), from and against any and all Third Party (excluding any of the Indemnified Parties) claims, proceedings, liabilities, damages and expenses (including, reasonable legal fees) arising from or in connection with AchillesTx’s and/or its Sub-Licensees’ Exploitation of any Royalty Products hereunder, save to the extent such liability arises from [***] . Each of the foregoing Third Party claims, proceedings, liabilities, damages and expenses (including, reasonable legal fees) being an “Indemnity Claim”.

21.2	AchillesTx’s obligation to indemnify the Indemnified Parties in respect of an Indemnity Claim is dependent upon compliance with the following provisions:

21.2.1

promptly after receipt by an Indemnified Party of any claim or alleged claim or notice of the commencement of any action, administrative or legal proceeding, or investigation to which the indemnity provided for in Clause 21.1 may apply, CRT or the Indemnified Party shall give written notice to AchillesTx of such fact and provide all information available to it and relevant to the Indemnity Claim to AchillesTx;

21.2.2

the Indemnified Party shall permit AchillesTx to have sole control, conduct, defence and settlement of the Indemnity Claim and shall not make any admission or reach any settlement with the Third Party other than at AchillesTx’s written direction or with AchillesTx’s prior written consent;

21.2.3

the Indemnified Party shall co-operate in good faith with AchillesTx in the conduct of any defence or settlement and shall provide reasonable assistance and do all things as may be reasonably required to enable any Indemnified Claim to be defended and shall provide promptly to AchillesTx (i) copies (or originals where available) of all correspondence and documents relevant to the Indemnified Claim; (ii) reasonable access to all personnel of the Indemnified Party (including its consultants) to assist with defence of the Indemnified Claim and (iii) all other information, documents or assistance as may be reasonably required;

21.2.4

AchillesTx shall have the right at its sole discretion to bring any counterclaim in the name of any Indemnified Parties provided it first notifies the applicable Indemnified Parties of its intention to bring such counterclaim;

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21.2.5	AchillesTx shall have the right at its sole discretion to settle or compromise any Indemnity Claim except that AchillesTx shall not without the prior written consent of the Indemnified Party:

21.2.5.1	admit any liability on the part of any Indemnified Party; or,

21.2.5.2	in respect of any product liability claims the subject of the Indemnity Claim, not make any public statement that amounts to any admission of wrongdoing on the part of the Indemnified Party.

21.2.6	Should any damages, financial remedy, costs or other recovery be made in favour of the Indemnified Party or AchillesTx, such sums shall be for the sole account of AchillesTx; and

21.2.7

Save for any breach of this Clause 21.2, until the final unappealable determination of the Indemnity Claim, AchillesTx shall continue to indemnify the Indemnified Parties even where any of the Indemnity Claim is considered to have arisen due to any breach or negligence of any of the Indemnified Parties, provided that following such determination, if any part of the Indemnified Claim is found to have been caused or contributed to by the breach and/or negligence of any of the Indemnified Parties then AchillesTx shall, notwithstanding any hold harmless nature of Clause 21.1, be entitled to [***].

21.3

AchillesTx shall consult with the Indemnified Party on the defence and/or settlement of any Indemnified Claim and in so far as is reasonable, AchillesTx shall consider any reasonable suggestions of the Indemnified Party in the conduct of the defence or settlement of the Indemnity Claim.

21.4	Should AchillesTx assume conduct of the defence, the Indemnified Party may retain separate legal advisers at its sole cost and expense.

21.5

Upon termination or expiry of this Agreement, AchillesTx’s obligation to provide an indemnity to the Indemnified Parties pursuant to Clause 21.1 for any actions or proceedings shall expire [***] after the termination or expiry of the Agreement.

21.6

AchillesTx shall maintain, at its own cost, comprehensive and customary insurance including product liability insurance in an amount and for a period that is customary. Once per annum, AchillesTx shall upon CRT’s request, provide CRT with a copy of the latest certificate evidencing the coverage required hereby, and the amount thereof. Such insurance shall be with a reputable insurance company.

22.	TERMINATION

22.1

This Agreement shall take effect on the Effective Date and shall continue thereafter unless and until terminated in accordance with this Clause 22 or if earlier until such time as the Royalty Term in each country in the Territory has expired and no further Success Milestone Payments are due (the “Term”), in which case the licences granted hereunder to AchillesTx

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to Bioinformatic Data, Other Bioinformatic Data, Bioinformatic Pipeline, Protocol Know-How, Reagents, Other TRACERx Know-How and Patient Sequencing Data shall automatically become fully paid up, royalty-free, irrevocable and perpetual licences.

22.2	AchillesTx may terminate this Agreement, without cause, upon no less than [***]prior written notice to CRT.

22.3

Either Party (a “Non-Defaulting Party”) may terminate this Agreement (without prejudice to its other rights and remedies) with immediate effect by written notice to the other Party (the “Defaulting Party”) if:

22.3.1

the Defaulting Party commits a material breach of its material obligations under this Agreement (it being acknowledged that CRT may not terminate under this Clause for any breach of Clause 9) and, if the breach is capable of remedy, fails to remedy it during the longer period of (i) [***] or (ii) such other period as the Parties may, acting in good faith having regard to the nature of the breach and the time required to remedy the same, agree in writing (the “Notice Period”), in each case starting on the date of receipt of notice from the Non-Defaulting Party which specifies the breach in reasonable detail and requires it to be remedied. If the Defaulting Party in good faith disputes that it has committed a material breach under this Agreement, or that it has not cured the claimed breach within the Notice Period, it may refer the matter to the dispute resolution procedure under Clause 31 provided that the termination shall not be effective until conclusion of all dispute resolution procedures pursued by any Party including any proceedings before a court to determine the validity of the termination notice; or

22.3.2	the Defaulting Party suffers an Insolvency Event.

22.4	Save as provided under this Clause 22 the Parties shall have no other right to terminate this Agreement including under any right according to common law.

23.	CONSEQUENCES OF TERMINATION

23.1	Upon termination (as opposed to expiry) pursuant to Clause 22 (save for where termination is effected by AchillesTx for CRT’s breach):

23.1.1	the CRT Licence and Vaccine Licence shall automatically terminate;

23.1.2	AchillesTx shall cease to have rights under this Agreement in respect of the CRT Licence and Vaccine Licence; and

23.1.3

where termination was due to AchillesTx’s material breach of this Agreement or due to termination by AchillesTx pursuant to Clause 22.2, CRT may request, within [***] days of termination, to negotiate a licence on commercial terms to be agreed from AchillesTx to improvements, updates and additions to the Bioinformatic Data owned by AchillesTx at the termination date and which AchillesTx is free to licence, and AchillesTx will, following receipt of CRT’s request negotiate with CRT in good faith for such licence for a period of at least [***]days but no more than [***]days.

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23.2

Upon termination other than for CRT’s breach, CRT may request within [***] days of termination to discuss in good faith with AchillesTx the potential for a licence to Intellectual Property owned by AchillesTx at the termination date and which AchillesTx is free and willing to license.

23.3	The termination of any Licence hereunder shall be without prejudice to the survival of any sub-licence novated to CRT pursuant to the conditions under Clause 4.2.2.

23.4

Termination or expiry of this Agreement for whatever reason shall not affect the accrued rights (including those relating to any payments due or payable hereunder) of any Party arising under or out of this Agreement at the date of termination or expiry and all provisions which are expressed to survive this Agreement or continue after the Term and the provisions of Clauses 4.2.3, 16.12, 18, 20, 21.5, 23.4, 28, 29 and 31 shall survive termination or expiry and remain in full force and effect.

24.	FORCE MAJEURE

24.1

In this Agreement “force majeure” shall mean any cause preventing a Party from performing any or all of its obligations (other than an obligation to pay sums due) which arises from or is attributable to acts, events, omissions or accidents beyond the reasonable control of the Party so prevented including to the extent that these are beyond such control industrial disputes, nuclear accident or acts of God, war or terrorist activity, riot, civil commotion, malicious damage, accident, fire, flood, storm.

24.2

If a Party is prevented from performance of any of its obligations under this Agreement by force majeure, that Party shall as soon as reasonably possible serve notice in writing on the other Parties specifying the nature and extent of the circumstances giving rise to force majeure, and shall subject to service of such notice have no liability in respect of any delay in performance or any non-performance of any such obligation save for any payment obligation which shall continue in full force and effect (and the time for performance shall be extended accordingly) to the extent that the delay or non-performance is due to force majeure.

24.3

If a Party is prevented from performance of substantially all or all of its obligations by force majeure for a continuous period of more than [***] months in total, the other Party may terminate this Agreement forthwith on service of written notice upon the Party so prevented, in which case the Parties shall not have any liability to the other except that rights and liabilities which accrued prior to such termination shall continue to subsist.

25.	FURTHER ASSURANCE

25.1	During the Term, CRT shall execute all such documents and do or cause to be done all such other things as AchillesTx may from time to time require in order to:

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25.1.1	enable and provide AchillesTx with the benefit of the Licences granted to it hereunder; and,

25.1.2

disclose and provide to the extent reasonable full technology transfer of all the Technology licensed hereunder in order to enable AchillesTx to Exploit the Technology to the fullest extent possible; and,

25.1.3	otherwise to give full effect to this Agreement.

25.2

Without limiting its obligations under Clause 25.1, CRT shall complete (or procure the completion of) such documents and take such other steps as shall be necessary or desirable to enable AchillesTx to be recorded on any registry as the licensee of the Intellectual Property licensed to it hereunder.

26.	PUBLICITY

26.1

Upon execution of this Agreement, CRT shall not make any press release regarding this transaction other than with the prior agreement of AchillesTx after the first press release. Syncona Partners LLP shall have sole discretion as to the timing and content of the initial press release, provided that CRT shall be consulted on the content of that press release. Thereafter, AchillesTx shall have the right to make such press releases as it deemed appropriate, but in doing so shall not make reference to CRT, CRUK, UCL, UCLB or CRICK in such press release that is not approved (such approval not to be unreasonably withheld or delayed) by CRT (for itself and on behalf of CRUK), unless the reference is in a sentence that has previously been approved by CRT in which case AchillesTx may reproduce the same sentence without requiring further consent. Notwithstanding anything in this Agreement to the contrary, a Party shall not be prevented from complying with its statutory obligations to make public statements regarding this Agreement, its subject matter or developments under this Agreement pursuant to the rules of any stock market or other laws applicable to it. Nothing herein shall prevent any publications agreed under separate agreements with any of the foregoing parties.

26.2

In order to enable CRT and CRUK to monitor the benefit that they are providing, and to enable CRUK to demonstrate the impact of its research activities, to society and the economy, as reasonably requested by CRT, AchillesTx shall provide to CRT non confidential information on how it proposes to use the Technology and the societal and economic benefits which may be generated therefrom.

27.	ASSIGNMENT

27.1

Save as provided in this Clause 27, neither Party shall without the prior written consent of the other Party assign any of its rights or obligations under this Agreement, or purport to do any of the same. Any purported assignment in breach of this Clause shall confer no rights on the purported assignee.

27.2	AchillesTx shall be entitled to assign its rights together with its obligations under this Agreement to any Affiliate of AchillesTx or to any acquirer of all or substantially all of

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AchillesTx’s business provided that such assignee agrees in writing to be bound by all of the terms and conditions of this Agreement and provided also that the provisions of Clause 4.1 shall apply with respect to any proposed assignment as if it were a sub-licence and provided that the assignee is not a Tobacco Party. No assignment shall be valid or effective unless or until the assignee shall agree, in writing, to be bound by the provisions of this Agreement.

27.3

AchillesTx may grant security over or assign by way of security any of its rights and obligations under this Agreement provided that any such assignment shall comply with the provisions of Clause 27.2. For the avoidance of doubt, AchillesTx may not grant security over any of the Technology per se unless it has acquired ownership of the same.

28.	NOTICES

28.1

All notices required to be served by the Parties to this Agreement under the terms hereof shall be sufficiently served if dispatched by first class post or commercial courier to the addresses of each of the Parties set out below. All such notices shall be deemed received within one (1) business day after such dispatch.

If to:

AchillesTx	c/o Syncona Partners LLP, Gibbs Building, 215 Euston Road, London, NW1 2BE

CRT	Angel Building, 40 St John Street, EC1V 4AD, marked for the attention of the Chief Executive and any modification or amendment to such address must itself be notified in writing to the other Parties in accordance with the terms of this Clause.

Notwithstanding the foregoing, AchillesTx may serve a notice to extend the Vaccine Option Period and/or to exercise the Vaccine Option pursuant to Clause 3.3 or 3.4 by sending an email to the following email address: [***] with a copy (which shall not constitute notice) to the Head of Legal at CRT by email to [***]

29.	MISCELLANEOUS PROVISIONS

Entire Agreement

29.1

This Agreement and any variations, amendments or other modifications in relation to this Agreement constitutes the entire agreement between the Parties relating to its subject matter and save for the CDA supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the TRACERx IP, the TRACERx Documentation and the Materials.

29.2	Each Party acknowledges that in entering into this Agreement it does not do so on the basis of and does not rely on any representation, warranty, or other provision except as

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expressly provided in this Agreement and all conditions, warranties and other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law provided that nothing in this Clause should be construed as limiting or excluding liability for fraud.

29.3

Except as otherwise provided in this Agreement, the only remedy available to a Party for breach of this Agreement shall be for breach of contract under the terms of this Agreement and no Party shall be liable in tort or otherwise arising from such breach. The rights and remedies provided by this Agreement are cumulative and (except as otherwise provided in this Agreement) are not exclusive of any rights or remedies provided by law.

29.4	Nothing in this Clause 29 shall limit or exclude any liability for fraud or fraudulent misrepresentation.

Amendment and Waiver

29.5

Any agreement to amend, vary or modify the terms of this Agreement in any manner shall be valid only if the amendment, variation or modification is effected in writing and signed by duly authorised representatives of each of the Parties hereto.

29.6	No delay by any Party in enforcing any of the provisions of this Agreement shall be deemed a waiver of that Party’s right subsequently to enforce such provision.

Severability

29.7	If any term or provision of any part thereof contained herein shall be declared or become unenforceable invalid or illegal in any respect under the law of any relevant jurisdiction:

29.7.1	such term or provision or part thereof shall be deemed to have been severed from the remaining terms of this Agreement and the terms and conditions hereof shall remain in full force and effect as if this Agreement had been executed without the offending provision appearing herein; and

29.7.2	the Parties shall endeavour to agree an amendment which to the fullest extent possible will give lawful effect to their intentions as expressed in any term or provision severed under Clause 29.7.1

29.7.3	If any restriction in this Agreement is held by any court or other competent authority to be invalid or unenforceable, then the Party against whom such restriction was intended to apply agrees to be bound by a restriction the same as the terms of the most onerous restriction which the court or other competent authority would have allowed in place of the affected restriction.

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Status of the Parties

29.7.4	Except as otherwise provided, each Party shall bear its own costs and expenses in connection with the preparation, negotiation, execution and performance of this Agreement and the documents referred to in it.

29.7.5	No Party is authorised to act as the agent of the other for any purpose whatsoever and no Party shall on behalf of the other(s) enter into, or make, or purport to enter into or make or represent that it has any authority to enter into or make any representation or warranty.

29.7.6	Nothing in this Agreement shall be deemed to constitute a partnership or joint venture company between the Parties and none of the Parties shall do or suffer to be done anything whereby it might be represented as a partner of the other Party.

29.7.7	Each Party shall be directly responsible to the other Party for all actions or omissions of its respective Affiliates, agents and sub-contractors relating to the subject matter of this Agreement and shall be responsible for and liable for the fulfilment and observance by itself and its Affiliates, agents and sub-contractors of the applicable obligations and restrictions on it and its Affiliates, agents and sub-contractors hereunder (or to be imposed on them pursuant to the terms hereunder).

29.7.8	Except for the rights of CRT and/or its Affiliates, UCL, UCLB, the UCL Group and the CRICK and the CS Crick Laboratory pursuant to Clauses 16.5.7 and 17.2.2.2, and any of the Indemnified Parties pursuant to Clause 21, a person who is not a Party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a Third Party which exists or is available apart from that Act. Except to the extent that any termination, rescission or variation, waiver or settlement would materially prejudice their rights to enforce their rights pursuant to Clauses 16.5.7 and 17.2.2.2, the rights of the Parties to terminate, rescind or agree any variation, waiver or settlement under this Agreement are not subject to the consent of any person that is not a Party to this Agreement, including any of CRT’s Affiliates, UCL, UCLB, the UCL Group, the CRICK, the CS Crick Laboratory or the Indemnified Parties (excluding CRT).

30.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument, and shall not be effective until each of the Parties has executed at least one counterpart.

31.	DISPUTE RESOLUTION, GOVERNING LAW AND JURISDICTION

31.1

All controversies or claims of whatever nature arising out of or relating in any manner whatsoever to this Agreement or any of the documents referred to in this Agreement, including but not limited to a controversy or claim involving the validity, enforceability,

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STRICTLY PRIVATE AND CONFIDENTIAL

interpretation or construction of this Agreement or any of the documents referred to in this Agreement, shall be governed by and construed in all respects in accordance with the laws of England.

31.2

In the event of any dispute, difference or question arising in connection with this Agreement, either Party shall be entitled but not obliged to escalate the matter to the Parties’ respective Executive Officers by serving a written notice on the other Party’s Executive Officer, in which case the Parties’ respective Executive Officers shall make themselves available to discuss the dispute, difference or question, as the case may be (the “Unresolved Matter”), and use good faith efforts to resolve such Unresolved Matter within the [***] days following the delivery of such notice.

31.3

If the Parties agree to submit, they shall submit to non-binding mediation by a neutral mediator (with the understanding that the role of the mediator shall not be to render a decision but to assist the Parties in reaching a mutually acceptable resolution) who shall be accredited by the Centre of Dispute Resolution (“CEDR”) or otherwise appropriately qualified, and the mediation regarding the Unresolved Matter shall take place in London UK (or such other location as may be mutually agreed upon by the Parties). The mediator shall be chosen by agreement of the Parties, or if they are unable to agree on a mediator within [***] days of a request from one Party to the other or if the agreed mediator is unable or unwilling to act, either Party may apply to CEDR to appoint a mediator.

31.4

Within [***] days of the mediator being appointed, the Parties shall seek guidance from the mediator on a programme for the exchange of information and the structure to be adopted for negotiations. Either Party may request a preliminary meeting with the mediator for this purpose which shall be attended by both Parties.

31.5

Unless otherwise agreed, all negotiations concerning the dispute shall be conducted in confidence and shall be without prejudice to the rights of the Parties in any future proceedings. The mediation is non-binding and Parties shall not be obliged to accept or follow any recommendation of the mediator.

31.6

If the Parties reach agreement on the resolution of the dispute, the agreement shall be reduced to writing and shall be binding on the Parties once it is signed by their duly authorised representatives.

31.7

If the Unresolved Matter is not resolved by mediation within [***] of appointment of the mediator, either Party may, subject to Clause 31.9, make any claim or application before the court as it sees fit.

31.8

Notwithstanding the provisions of Clause 31.2 or of Clause 31.3, subject to Clause 31.9, each Party shall be free to seek temporary injunctive relief in court as the situation may necessitate based upon any irreparable harm which may ensue.

31.9

Each Party acknowledges and agrees that the courts of England shall have exclusive jurisdiction to resolve any controversy or claim of whatsoever nature arising out of or relating in any manner to this Agreement, any terms of this Agreement, or any breach of this Agreement or any such terms.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

Iraj Ali Chief Executive Officer Achilles Therapeutics Limited Stevenage Bioscience Catalyst Gunnels Wood Road Stevenage Hertfordshire SG1 2FX	Cancer Research Technology Angel Building 407 St John Street London EC1V 4AD United Kingdom

18th May 2018

Dear Iraj,

RE. Licence Agreement between Achilles Therapeutics Limited (“AchillesTx”) and Cancer Research Technology Limited (“CRT”) dated 24th May 2016 (the “AchillesTx Licence Agreement”)

Pursuant to the AchillesTx Licence Agreement, UCL (as defined in the AchillesTx Licence Agreement) provides AchillesTx with certain Materials (as defined in the AchillesTx Licence Agreement) on behalf of CRT.

Prior to the date of this letter agreement, at AchillesTx’s request UCL has supplied AchillesTx with certain additional patient primary tissue and patient relapse/metastatic tissue samples from patients acquired under the TRACERx Study (as defined in the AchillesTx Licence Agreement), and AchillesTx now wishes to acquire certain Additional TRACERx Materials (as defined below).

CRT and AchillesTx hereby agree to amend the AchillesTx Licence Agreement with effect from the Amendment 1 Effective Date as follows:

1.	The following new definitions shall be included in the AchillesTx Licence Agreement:

“Amendment 1 Effective Date” means 24”‘ May 2016.

“Additional TRACERx Materials” means those materials identified in Schedule 12 under the heading “Additional TRACERx Materials” .

“Additional Sample Period” means from the Amendment 1 Effective Date up to the 15th July 2020.

2.	Schedule 3 Part B shall be deleted and replaced with the new Schedule 3 Part B set forth in Annex 1 attached to this Amendment 1.

3.	Annex 2 attached to this Amendment 1 shall be inserted as a new Schedule 12 to the AchillesTx Licence Agreement.

Registered address: Cancer Research Technology Ltd, Angel Building, 407 Si John Street. London EC1V 4AD.

Registered in England (1626049), VAT registration number GB788 138678.

A wholly-owned subsidiary of Cancer Research UK, registered charity in England and Wales (IO89464), Scotland (SC0416661 and the Isle of Man (1103)

4.

In place of certain Immunology Side Study Materials (in the case of the Additional TRACERx Materials referred to in sections 1 and/or 2 of Schedule 12 from corresponding TRACERx [***] and where agreed by UCL or the TRACERx Chief Investigator as a condition for providing Achilles with any such Additional TRACERx Materials), at AchillesTx’s request and at UCL’s and the TRACERx Chief Investigator’s sole and absolute discretion, CRT shall procure that UCL shall transfer and/or grant access to AchillesTx to certain Additional TRACERx Materials set forth in Schedule 12 on a non-exclusive basis.

5.

The Additional TRACERx Materials shall be considered Materials under the AchillesTx Licence Agreement save that Clause 10.1.1 and 10,6 shall not apply to the Additional TRACERx Materials, and such Additional TRACERx Materials shall not be considered part of Technology for the purposes of the definitions of Academic Research or Approved Commercial Collaboration. For the avoidance of doubt: (a) the restrictions applicable to UCL Group, CS Crick Laboratory, UCLB, Crick and CRT pursuant to Clauses 5, 10.1.1 and 10.6 shall not apply to any such Additional TRACERx Materials; and (b) such Additional TRACERx Materials are not subject to either or both of Clauses 7.1.3 and 7.6. For the further avoidance of doubt, the Parties acknowledge that the results generated by any use made by AchillesTx of any Additional TRACERx Materials pursuant to the rights granted by this Amendment 1 may, subject to the terms of the AchillesTx Licence Agreement, contribute to Therapeutic Products and Non-Therapeutic Products (each as defined in the AchillesTx Licence Agreement) in respect of which payments shall be due to CRT pursuant to either or both of Clauses 12 and 13.

6.

Achilles shall return to UCL promptly any quantity of Additional TRACERx Materials that is not used by AchillesTx, in each case at the earlier of: (i) the completion of the AchillesTx purpose that such Additional TRACERx Materials were provided; or (ii) at the end of the TRACERx Term.

Except as expressly waived or modified herein, no other provisions of or rights under the AchillesTx Licence Agreement are waived or modified, and the AchillesTx Licence Agreement shall remain unchanged and shall continue in full force and effect. This Amendment 1 may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Amendment 1 is not effective until each Party has executed at least one counterpart. Any modification, extension or variation of this Amendment 1 (or any document entered into pursuant to or in connection with this Amendment 1, including under the AchillesTx Licence Agreement as amended) shall only be valid if it is in writing and signed by or on behalf of each Party to this Amendment 1. No modification or variation of this Amendment 1 shall be valid if made by c-mail.

This letter shall be governed by and construed in accordance with the laws of England and Wales and the Parties agree to submit to the exclusive jurisdiction of the English courts in respect of any dispute arising out of or in connection with this letter agreement.

Please sign, and add the date of signature, below confirming AchillesTx’s agreement to be bound by the terms of this letter agreement and return one signed letter agreement to me for CRT’s records.

Yours sincerely,

For and on behalf of

Cancer Research Technology Limited

Countersigned by Achilles Therapeutics Limited

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Signature:	/s/ Iraj Ali	Date:	22-5-2018

Name:	Iraj Ali	Position:	CEO

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ANNEX 1

[***]

ANNEX 2

[***]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

11th October 2018

ADDENDUM TO THE LICENCE AGREEMENT of 24 MAY 2016

TO RECORD THE GRANT OF RIGHTS TO THE LOHHLA PATENTS

(1)	ACHILLESTX LIMITED

(2)	CANCER RESEARCH TECHNOLOGY LIMITED

THIS AGREEMENT is made as of 11th October 2018 (the “Addendum Effective Date”)

BY AND BETWEEN:

(1)

ACHILLES THERAPEUTICS LIMITED (formerly known as AchillesTX Limited) a company duly organised and validly existing under the laws of England (company number 10167668) with its registered office at Stevenage Bioscience Catalyst, Gunnels Wood Road, Stevenage SG1 2FX, England (“AchillesTx”); and

(2)

CANCER RESEARCH TECHNOLOGY LIMITED, a company duly organised and validly existing under the laws of England (company number 01626049) with its registered office at Angel Building 407, St. John Street, London, EC1V 4AD, England (“CRT”).

WHEREAS:

A.

Pursuant to Clause 16.1 of the licence agreement between CRT and AchillesTx dated 24th May 2016 (the “2016 Licence Agreement”), AchillesTx provided written notice to CRT of AchillesTx’s election to include the LOHHLA Patents (as defined below) as TRACERx Patents.

B.

[***], the Parties now agree that (i) with effect from 27 July 2017 (the “Notice Date”), the LOHHLA Patents shall be deemed included within the definition of TRACERx Patents and non-exclusively licensed to AchillesTx pursuant to the terms of the 2016 Licence Agreement as if (under clause 16.2 of the 2016 Licence Agreement) they are Severable rights; and, (ii) with effect from the Addendum Effective Date, AchillesTx’s licence and option to licence to the LOHHLA Patents shall be extended to be an exclusive licence upon the terms set out in this Addendum (“this Addendum”).

NOW, THEREFORE, the Parties, in consideration of the mutual covenants and undertakings herein and for other good and valuable consideration, intending to be legally bound, HEREBY AGREE as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1

In this Addendum (which for the avoidance of doubt includes its schedule), unless they are expressly defined in this Addendum, each of the capitalized words and expressions shall have the meanings given in the 2016 Licence Agreement.

1.2

With the exception of references to “Clauses” where used within the amended passages deemed to be replaced in clauses 16 and 17 of the 2016 Licence Agreement in respect of LOHHLA Patents as described in Clauses 5 and 6 of this Addendum (where such references are intended to be references to clauses in the 2016 Licence Agreement), in all other circumstances references to “Clauses” are references to clauses in this Addendum, and references to “clauses in the 2016 Licence Agreement” are references to clauses with the equivalent number in the 2016 Licence Agreement.

1.3

In this Addendum, each of the following capitalized words and expressions set out below shall have the meanings set forth against that capitalized word or expression, unless 21634127 expressly provided otherwise

“Commercial BioInformatics Pipeline” means the commercial bioinformatics pipeline discovered and developed by AchillesTx pursuant to the 2016 Licence Agreement for analysing DNA or RNA sequences to predict or identify clonal and sub-clonal Neo-Antigens, and which, for the avoidance of doubt, may not solely consist of part or all of the Bioinformatics Pipeline in its original form as provided pursuant to the 2016 Licence Agreement;

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“Exploiting Diagnostically” means using commercially reasonable efforts (for the avoidance of doubt, taking into account the benchmarking criteria described in clause 9.1.2 of the 2016 Licence Agreement) to develop a product and/or service (that uses any of the technology described in any of the LOHHLA Patents) for commercial Exploitation in the Neo-Antigen Diagnostic Field, and subsequently commercially Exploiting such product and/or service;

“LOHHLA Patents” means those patent applications listed in schedule 1 of this Addendum and all Patent Rights granted or issued from, associated with or derived from those patent applications;

“LOHHLA Patent Royalty Product” means any Patent Royalty Product which, in the country where sold by AchillesTx or its Affiliates or its Sub-Licensee (or their sub-licensed affiliates), would, at the time of grant of its first Marketing Approval in such country, were it not for the licences granted, by virtue of this Addendum, under the 2016 Licence Agreement to the LOHHLA Patents, infringe any one or more Valid Claims of any of the LOHHLA Patents in such country, but excluding any delivery or administrative technology, equipment or any services used or provided therewith;

“Major Countries” means Australia, Canada, China, Europe, India, Japan, Russian Federation, USA;

“Sub-Licence Revenue” means any monies (or non-monetary consideration such as securities) (net of taxes, duties, levies and other government charges and subject to clause 14.8 of the 2016 Licence Agreement) received by AchillesTx or its Affiliates in respect of any sub-licence granted by AchillesTx or any Affiliate to a Third Party in respect of the LOHHLA Patents or In consideration of the grant by AchillesTx or any Affiliate to a Third Party of an option to acquire or be granted such a sub-licence, including option fees, licence issue fees or other up-front payments, annual licence fees, milestone or other lump sum payments which are attributable to the grant of the rights in question and including royalties upon the sale of any LOHHLA Patent Royalty Products, but excluding (i) sums received for products or services supplied by or on behalf of AchillesTx or its Affiliates and for the avoidance of doubt that are not TRACERx IP or Materials; and, (ii) all sums paid by Third Parties to fund outsourced, research and/or development activities carried on by or on behalf of AchillesTx and/or its Affiliates.

1.4	For the avoidance of doubt, clauses 1.2-1.7 of the 2016 Licence Agreement shall also apply, mutatis mutandis, to this Addendum.

2.	EXCLUSIVE LICENCE AND VACCINE OPTION FOR THE LOHHLA PATENTS

2.1	With effect from:

2.1.1

the Notice Date, the LOHHLA Patents shall be deemed to be Severable Rights and TRACERx Patents pursuant to clause 16.1.2 of the 2016 Licence Agreement, and accordingly are licensed non-exclusively to AchillesTx pursuant to clauses 3.1.1, 3.1.2, 3.1.3 and 3.1.4 of the 2016 Licence Agreement and the subject, on a nonexclusive basis, of the Vaccine Option; and,

2.1.2

the Addendum Effective Date, and subject to any express variation of the terms of the 2016 Licence Agreement with respect only to the LOHHLA Patents as set out in this Addendum, the LOHHLA Patents shall be deemed to be TRACERx Patents licensed exclusively to AchillesTx pursuant to clauses 3.1.1 and 3.1.2 of the 2016 Licence Agreement, and the subject of the Vaccine Option.

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2.2	Reversion of exclusive rights for lack of exploitation

If upon or after [***] AchillesTx is not Exploiting Diagnostically the LOHHLA Patents in the Neo-Antigen Diagnostic Field (either itself or through any Affiliates or a Sub-Licensee):

2.2.1

thereafter, subject to Clauses 2.2.3 and 2.2.4, through the remainder of the Term CRT shall have the right, notwithstanding the exclusivity of the licences to the LOHHLA Patents, to grant licences to any commercial Third Party to use the LOHHLA Patents (including any acts of exploitation to develop and commercialise product(s)) in the Neo-Antigen Diagnostic Field upon either of: (a) CRT obtaining AchillesTx’s prior written consent to the grant of any such licence, provided that: (i) AchillesTx consent is only required in respect of the grant of rights to the identified commercial Third Party and not, for the avoidance of doubt, the terms and conditions of any such licence; (ii) AchillesTx shall respond to such request for consent within [***] days of CRT notifying AchillesTx in writing of the identity of such commercial Third Party; and (iii) such consent shall not be unreasonably withheld, conditioned or delayed; and (b) (without requiring AchillesTx’s consent) upon the expiry of the [***] day after CRT notifying AchillesTx in writing of the identity of such commercial Third Party (and their interest), where such commercial Third Party’s business (including that of its affiliates, which term shall be interpreted mutatis mutandis in accordance with the definition of Affiliate) is that of a researcher, developer and/or vendor of diagnostic or prognostic products or services and does not itself research, develop or sell any therapeutic or prophylactic products. In relation to both (a) and (b) above, CRT shall as soon as reasonably practicable provide to AchillesTx details of any such commercial Third Party (and their interest) and AchillesTx and CRT shall discuss in good faith the request for consent or the proposed grant by CRT of such licence. As of the date of AchillesTx’s written consent to the grant under (a) above or with effect from the [***] day after CRT notified AchillesTx under (b) above, the exclusive licences to the LOHHLA Patents granted pursuant to the 2016 Licence Agreement by virtue of Clause 2.1 of this Addendum shall be subject to the rights of CRT to grant such licence to such identified commercial Third Party 21634127 pursuant to this Clause 2.2.1.

2.2.2

In the event of any dispute pursuant to Clause 2.2 the Parties shall use reasonable endeavours to resolve such dispute within [***] days. If such dispute is not resolved the Parties agree that the matter shall be escalated in accordance with the dispute resolution procedure set out in clause 31 of the 2016 Licence Agreement.

2.2.3

If after [***], AchillesTx (either itself or through any of its Affiliates or a Sub-Licensee) then begins or recommences Exploiting Diagnostically the LOHHLA Patents in the Neo-Antigen Diagnostic Field, CRT’s rights under Clause 2.2.1 shall be suspended for the duration of the period in which AchillesTx (or its Affiliates or Sub-Licensees) is Exploiting Diagnostically the LOHHLA Patents in the Neo-Antigen Diagnostic Field. For the avoidance of doubt any rights granted by CRT prior to such suspension shall continue to remain in full force and effect in the form executed prior to such suspension or as subsequently amended by CRT except that CRT shall not be permitted to renew or broaden such granted rights.

2.2.4

If AchillesTx (whether itself or its Affiliates, its Sub-Licensees or distributors) does not make available for purchase throughout the United Kingdom a product or service within the Neo-Antigen Diagnostic Field within [***]of launching such product or service in any other country in the Territory (provided that such period shall be reasonably extended to accommodate any additional development, clinical or regulatory work, studies, submissions or other requirements reasonably required for seeking and obtaining approval of such product or service in the United Kingdom, required by the Regulatory Authority in the United Kingdom), CRT shall have the right throughout only the United Kingdom to grant licences to any one or more commercial Third Parties to use the LOHHLA Patents to develop, commercialise and exploit an equivalent product or service in the Neo-Antigen Diagnostic Field for the United Kingdom.

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3.	RETAINED RIGHTS, ACADEMIC RESEARCH & RESTRICTIONS

Academic Rights

The provisions of clauses 5, 7 and 10 of the 2016 Licence Agreement shall not apply to the licensing by CRT solely to the extent such licence (or part thereof) is in respect of the LOHHLA Patents, provided that, (I) the Technology, excluding the LOHHLA Patents, exclusively licensed to Achilles under the 2016 Licence Agreement shall continue only to be subject to the Academic Rights and restrictions set forth in the 2016 Licence Agreement (whether or not any such Technology is used in conjunction with the LOHHLA Patents) and not the provisions of Clause 3; and (ii) clauses 7 and 10 of the 2016 Licence Agreement shall continue to apply (in accordance with the terms of the 2016 Licence Agreement) to the Technology, excluding the LOHHLA Patents, licensed to Achilles under the 2016 Licence Agreement..

3.1

The exclusive licences to the LOHHLA Patents granted under Clause 2 are subject to the following academic rights (collectively the “LOHHLA Academic Rights”), which CRT shall be entitled to grant pursuant to the terms of this Clause 3 to the extent that such grant does not already exist as at the Addendum Effective Date.

3.1.1	CS Crick Laboratory and the CS UCL Laboratory

Subject to Clauses 3.2 and 3.3, the CS Crick Laboratory and the CS UCL Laboratory shall be entitled to:

3.1.1.1

use the LOHHLA Patent on a non-exclusive, non-sublicensable (other than as provided below), non-assignable basis for the sole purposes of conducting the Whole TRACER* Study and undertaking other Academic Research; and

3.1.1.2	disclose output information generated pursuant to the exercise of the rights reserved in Clause 3.1.1.1 to TRACERx Participants and their respective institutions.

3.1.2	SQ Laboratory

Subject to Clauses 3.2 and 3.3, the SQ Laboratory shall be entitled to:

3.1.2.1

use the LOHHLA Patent on a non-exclusive, non-sub-licensable, non- assignable basis for the sole purposes of conducting the Whole TRACERx Study or, in collaboration with the CS Laboratory, undertaking other Academic Research;

3.1.2.2	disclose output information generated pursuant to the exercise of the rights reserved in Clause 3.1.2.1 to TRACERx Participants and their respective institutions.

3.1.3	Academic Collaborator

Without prejudice to the rights conferred by Clause 3.1.5, subject to Clauses 3.2 and 3.3, any Academic Collaborators may be licensed on a non-exclusive, non- sublicensable, non-assignable basis the LOHHLA Patents as CS considers it appropriate to license for the purposes of enabling such Academic Collaborator to collaborate with CS (which may also be in collaboration with SQ and/or KP) on a specific project of Academic Research (the scope of any such collaboration being determined by CS, as chief investigator) and

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provided that any disclosure of the LOHHLA Patents is disclosed under obligations of confidentiality until the applicable LOHHLA Patents are first published in the normal course of patent prosecution, and restricted to use solely for that collaboration.

3.1.4	TRACERx Participant

Subject to Clauses 3.2 and 3.3, a TRACERx Participant with whom arrangements are concluded after the Addendum Effective Date may receive output information generated pursuant to the exercise of the rights reserved in 3.1.1.2 and 3.1.2.2 but otherwise shall not be provided access to the LOHHLA Patents. Any TRACERx Participant existing as of the Addendum Effective Date (and for such purpose, their employing organisation) shall be permitted to enjoy the rights conferred upon them by agreements in place at the Addendum Effective Date (in the form they are in as at the Addendum Effective Date) or in the case 21634127 of UCL-based TRACERx Participants, pursuant to the Whole TRACERx Study protocol, and shall be subject to the terms of the agreement in place with the Third Party concerned (including any agreements for the performance of any Existing Side Study). Should such agreement be amended, it may only be amended subject to AchillesTx consent where it prejudices AchillesTx’s rights beyond the form of the agreement as of the Addendum Effective Date.

3.1.5	Academic Access Organisation and UCL and Crick (other than the CS Crick Laboratory and the CS UCL Laboratory)

Without prejudice to the rights conferred by Clause 3.1 3, Academic Access Organisations and UCL and CRICK (other than the CS Crick Laboratory and the CS UCL Laboratory as provided for in Clause 3.1.1) shall be granted a nonexclusive non-sub-licensable non-assignable licence under the LOHHLA Patents only, to undertake Academic Research. Notwithstanding the foregoing, CRT must not, and shall use best endeavours to procure that UCL, CRICK, CS UCL Laboratory and CS Crick Laboratory shall not, disclose any LOHHLA Patents (other than parts which are in the public domain as of the Addendum Effective Date) to any Academic Access Organisation for use in the Exclusive Fields until the applicable LOHHLA Patents are first published in the normal course of patent prosecution. For the avoidance of doubt, any Academic Access Organisation and any researcher at UCL or CRICK shall be entitled to pursue Academic Research and clinical research and clinical trials, and to the extent that such activity constitutes an infringing act under the LOHHLA Patents such activity shall be permitted, provided that CRT must not, and shall use best endeavours to procure that the CS UCL Laboratory and CS Crick Laboratory shall not enable such research within the Exclusive Fields.

3.2	All Academic Rights shall be subject to the following:

3.2.1

no Commercial Research shall be permitted to be undertaken under any of the Academic Rights without the prior written consent of AchillesTx. In the event that any of CRUK, the Crick or UCL wishes to undertake research activities as part of Commercial Research in the Neo-Antigen Diagnostic Field in collaboration with a Third Party, including but not limited to a commercial Third Party, AchillesTx shall act reasonably and shall consider such request in good faith and shall not unreasonably withhold, condition or delay its consent;

3.2.2

use of the Academic Rights shall take place solely within the facilities operated by UCL, CRICK, the TRACERx Participants (or as otherwise permitted by agreements in place (as of the Addendum Effective Date) with TRACERx Participants or their employing institutions, including for the performance of any Existing Side Study), Academic Organisations (including the Academic Organisations where Academic Collaborators are based);

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3.2.3

none of UCL, CRICK, the CS UCL Laboratory, CS Crick Laboratory, save as permitted by agreements in place (as of the Addendum Effective Date) with TRACERx Participants or their employing institutions, including for the performance of any Existing Side Study the TRACERx Participants, the Academic 21634127 Collaborators and the Academic Organisations shall be entitled to further license or sub-license the Academic Rights other than in the case of: (i) UCL to TRACERx Participants; or (ii) CRICK and/or UCL to Academic Organisations or Academic Collaborators subject to AchillesTx’s consent, such consent not to be unreasonably withheld, conditioned or delayed, and provided that the terms of such further license or sub-license are not inconsistent with the terms of the 2016 Licence Agreement or this Addendum;

3.2.4	Academic Rights shall not, without the prior written consent of AchillesTx, be exercised or used in conjunction with research funded from a Third Party other than a Funder:

3.2.5

Upon AchillesTx’s reasonable request (to be reasonable in frequency and volume) CRT shall use reasonable endeavours to confirm whether or not any LOHHLA Academic Rights have been granted to any particular Academic Organisation, academic or academic group identified by AchillesTx, provided that any confirmation provided by CRT shall be CRT’s Confidential Information and may be used by AchillesTx only for the purposes of competitive intelligence and/or to inform its interactions (if any) with any commercial entity AchillesTx considers to be working with such Academic Organisation, and for the avoidance of doubt, AchillesTx shall not on the basis of such information provided by CRT approach directly or indirectly such Academic Organisation, academic or academic group in connection with pursuing any allegation or claim of misuse of LOHHLA Patents through such exploitation;

3.2.6

any Academic Rights granted to an Academic Collaborator must not permit, and will positively restrict, the Academic Collaborator from undertaking any of the studies referred to in Clause 3.3.1.1 or restricted by Clause 3.3.1.2 without AchillesTx’s prior written consent.

3.3	In addition to the requirements under Clause 3.2, and without prejudice to the licence granted by Clause 3.1.5 to Academic Access Organisations, in so far as the Academic Rights are granted to:

3.3.1	any of CS Crick Laboratory, CS UCL Laboratory, any Academic Collaborator and/or any TRACERx Participant, such licence shall prohibit use of the LOHHLA Patents so licensed for:

3.3.1.1

studies intended to be (or required by applicable laws, ethical requirements or standards or otherwise to be) conducted in accordance with the standards of GLP (good laboratory practice), GMP (good manufacturing practice) and/or GCP (good clinical practice) without the prior written consent of AchillesTx (such consent not to be unreasonably withheld in respect of any trial within the Neo-Antigen Diagnostic Field or Therapeutic Vaccine Field during the Vaccine Option Period, but otherwise to be exercised at its sole direction), and CRT shall procure that an equivalent restriction is imposed on and complied with by CS, CS UCL Laboratory, UCL, CS Crick Laboratory, CRICK and all Academic Collaborators;

3.3.1.2

without prejudice to Clause 3.7, clinical studies or treatment of patients without the prior written consent of AchillesTx (such consent not to be unreasonably withheld in respect of any trial within the Neo-Antigen Diagnostic Field or Therapeutic Vaccine Field during the Vaccine Option Period, but otherwise to be exercised at its sole direction) unless such clinical studies are exclusively funded through academic funding received from an Academic Organisation, and CRT shall procure that an equivalent restriction is imposed on and complied with by CS, CS UCL Laboratory, UCL, CS Crick Laboratory, CRICK and all Academic Collaborators;

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Approved Commercial Collaborations

3.4	[***]

3.5	[***]

3.6	[***]

Miscellaneous Aspects of Reserved Rights

3.7

Save for the limited right granted to CRT under Clause 3 to undertake Academic Research or (if granted) under Clause 3.4, CRT shall retain no other rights that deviate from or otherwise encumber, limit or affect the licences (including their scope, termination and duration) granted to AchillesTx hereunder.

3.8

Nothing in this Clause 3 shall be treated as preventing or restricting any of CS, KP and SQ undertaking their duties to their employers, or pursuing their NHS clinical duties and Academic Research (including clinical research in the case of CS and KP) as permitted by their contracts of employment or arrangements they may have from time to time with the NHS.

3.9	The licence to the LOHHLA Patents is subject to CRT reserving for UCL, in turn reserving for [***]solely the Funder Reserved Rights.

3.10	[***]

4.	SUB-LICENCE REVENUE PAYMENTS

4.1

Subject to Clause 4.2 and 4.3 Achilles shall pay to CRT [***] of Sub-Licence Revenue earned by AchillesTx or its Affiliates pursuant to a sub-license granted to any Third Party by AchillesTx or its Affiliates to the LOHHLA Patents independent of AchillesTx or its Affiliates also (i) granting to the respective Third Party any licence or sub-licence to the Commercial Bioinformatics Pipeline or any material parts of the Commercial Bioinformatics Pipeline that are capable of analysing DNA or RNA sequences and predicting or identifying clonal and sub-clonal Neo-Antigens; and/or (ii) entering into a services agreement in connection therewith (entered into on or around the same date but under different agreements and whilst such services agreement remains in force) for AchillesTx, its Affiliate or a Third Party on AchillesTx’s or its Affiliates’ behalf using the Commercial Bioinformatics Pipeline or any material parts of the Commercial Bioinformatics Pipeline that are capable of analysing DNA or RNA sequences and predicting or identifying clonal and sub-clonal Neo-Antigens (such Sub-Licensee receiving such license to the LOHHLA Patents being a “LOHHLA Sub-Licensee”). For the avoidance of doubt, AchillesTx shall enter into sublicences to the LOHHLA Patents only in good faith and on arms-length terms.

4.2

AchillesTx shall not be obliged to pay to CRT any Sub-Licence Revenue earned by AchillesTx or its Affiliates in respect of any sub-licence to the LOHHLA Patents where it is licensed together with, or as part of a connected arrangement (entered into on or around the same date but under different agreements and whilst such connected arrangement remains in force) with, (i) a sub-licence or licence to the Commercial Bioinformatics Pipeline or any material parts of the Commercial Bioinformatics Pipeline for use in analysing DNA or RNA sequences and predicting or identifying clonal and sub-clonal Neo-Antigens; or, (ii) an arrangement including the provision of services by AchillesTx, its Affiliate or a Third Party on AchillesTx’s or its Affiliates’ behalf using the Commercial Bioinformatics Pipeline or any material parts of the Commercial Bioinformatics Pipeline for use in analysing DNA or RNA sequences and predicting or identifying clonal and sub-clonal Neo-Antigens.

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4.3

Subject to Clause 4.2, if pursuant to the 2016 Licence Agreement any Success Milestone Payment becomes payable by a LOHHLA Sub-Licensee’s achievement of a Success Milestone or any Royalty Payment which becomes payable in respect of a LOHHLA Sub-Licensee’s supply of a Royalty Product, AchillesTx shall pay to CRT the greater of either: (i) the Success Milestone Payment or Royalty Payment due under the 2016 Licence Agreement, or (ii) any payment due under Clause 4.1 in respect of the Sub-Licence Revenue paid by the Sub-Licensee for achieving such corresponding Success Milestone or supply of a Royalty Product (if any), but in no event shall both sums under (i) and (ii) be paid

4.4

Sub-Licence Revenue payments shall be subject to the reporting and payment provisions of clauses 14.1, 14.2 (relating to Sub-Licence Revenue arising from royalties upon sales of LOHHLA Patent Royalty Products) and 14.6 of the 2016 Licence Agreement, which shall apply mutatis mutandis as if references to Success Milestone Payments were references to AchillesTx’s receipt of Sub-Licence Revenue provided that AchillesTx shall pay sums due in respect of Sub-Licence Revenue under Clause 4.1 within [***] in which the consideration is received by AchillesTx from its Sub-Licensee.

4.5	For the avoidance of doubt, in respect of the LOHHLA Patents only:

4.5.1	the Assignment Option described in clause 8.1 of the 2016 Licence Agreement shall not apply to the LOHHLA Patents; and

4.5.2	the Buy-Out Option described in clause 15 of the 2016 Licence Agreement shall not apply to any Sub-Licence Revenue payments in respect of the LOHHA Patents

5.	INTELLECTUAL PROPERTY PROSECUTION AND MAINTENANCE

5.1

The provisions of clause 16.2 to 16.12 (inclusive) of the 2016 Licence Agreement shall apply to the LOHHLA Patents save as expressly set out below and subject to the following amendments that shall apply specifically and only in respect of the LOHHLA Patents:

5.1.1

Clause 16.5.2 of the 2016 Licence Agreement shall, in respect of LOHHLA Patents, be deemed to be replaced with the following provisions. For the avoidance of doubt, notwithstanding the reference in the definition of Patent Prosecution Costs to ‘instructed by CRT with AchillesTx’s approval’, no approval by AchillesTx is required in relation to the patent professional appointed for LOHLAA Patents under this replacement clause 16.5.2 of the 2016 Licence Agreement:

“16.5.2

Subject to Clause 16.5.7 and 16.13.3, AchillesTx shall within [***] days of the Addendum Effective Date reimburse CRT in respect of those Patent Prosecution Costs for LOHHLA Patents properly incurred up to and including the Addendum Effective Date subject to a maximum payment of [***]. in respect of the LOHHLA Patents, in relation to Patent Costs incurred after the Addendum Effective Date in respect of those LOHHLA Patents, AchillesTx shall be responsible for meeting:

16.5.2.1

all of the Patent Prosecution Costs incurred for those LOHHLA Patents (filed as priority, PCT, and in the Major Countries and Other Countries) and those for so long as those LOHHLA Patents have not or are not the subject of any bona fide licence, option, grant, covenant not to sue or assert, granted in favour of one or more Third Party for, directly or indirectly, any consideration (whether for money or money’s worth) that exceeds or has the potential to exceed (by way of future payments, royalties, milestones, consideration, stock, shares) [***]; and,

10

16.5.2.2

an equal prorated share of the Patent Prosecution Costs incurred for those LOHHLA Patents (filed as priority, PCT, and in the Major Countries and Other Countries) in respect of which any bona fide licence, option, grant, covenant not to sue or 21634127 assert, has been granted in favour of one or more Third Party for, directly or indirectly, any consideration (whether for money or money’s worth) that exceeds or has the potential to exceed (by way of future payments, royalties, milestones, consideration, stock, shares) [***], with such pro rating to apply to Patent Prosecution Costs incurred from and following the date of each such licence; and,”

5.1.2	Clause 16.5.3, 16.5.4, 16.5.5, 16.5.6 of the 2016 Licence Agreement shall not apply in respect of LOHHLA Patents.

5.1.3	Clause 16.5.7 of the 2016 Licence Agreement shall, in respect of LOHHLA Patents, be deemed to be replaced with the following provisions:

“16.5.7

CRT shall promptly notify AchillesTx of any threatened or actual claim of invalidity or revocation or opposition of any of the LOHHLA Patents and shall provide full details and all such information available to it regarding such threatened or actual claim. If:

16.5.7.1

such threatened or actual claim is, in so far as it concerns the LOHHLA Patents, solely within the scope of AchillesTx’s exclusive licence to the LOHHLA Patents, AchillesTx shall have the right (but not obligation) to control, direct any actions for invalidity, revocation or oppositions issued against the LOHHLA Patents. CRT shall at AchillesTx’s cost do, (or not do) all such things as are reasonably directed by AchillesTx to enable AchillesTx to control, direct and conduct such proceedings, including allowing AchillesTx’s legal representatives to conduct such proceedings in the registered patent proprietor’s name where required provided that AchillesTx indemnifies that patent proprietor (and any of CRT, its Affiliates, UCL, UCLB, the UCL Group, CRICK or the CS Crick Laboratory who are named as a party in any such proceedings) for any liabilities to the Third Party against whom such proceedings were brought (in respect of their recovery of costs, damages, expenses or other liability) awarded as a direct result of it assisting AchillesTx to conduct such proceedings and subject to Clause 16.12 AchillesTx shall pay the patent proprietor (and any of CRT, its Affiliates, UCL, UCLB, the UCL Group, CRICK or the CS Crick Laboratory who are named as a party in any such proceedings) for any reasonable (economy) travel and reasonable subsistence costs incurred by CRT (and any of its Affiliates, UCL, UCLB, the UCL Group, CRICK or the CS Crick Laboratory who are named as a party in any such proceedings) as a result of assisting AchillesTx under this Clause 16.5.7;

16.5.7.2

such threatened or actual claim, in so far as it concerns the LOHHLA Patent, is not solely within the scope of AchillesTx’s exclusive licence to the LOHHLA Patents, CRT shall have the right (but not the obligation) at its sole expense and not recoverable pursuant to Clause 16.5.2 to control, direct and conduct any actions for invalidity, revocation or oppositions issued against the LOHHLA Patents. CRT

11

shall consult with AchillesTx in connection with CRT’s strategy for the prosecution and maintenance of the LOHHLA Patents and shall, to the extent it relates to claims that are within the scope of AchillesTx’s exclusive licence, take into consideration the reasonable comments and suggestions received from AchillesTx in respect thereof.”

5.1.4	Clauses 16.6, 16.8, 16.11 and 16.12 of the 2016 Licence Agreement shall not apply in respect of LOHHLA Patents, save that clause 16.12 of the 2016 Licence Agreement shall apply [***]

5.1.5	New Clause 16.13 shall be deemed incorporated into the 2016 Licence Agreement and apply solely with respect to the LOHHLA Patents as follows:

“16.13	Subject to Clause 16.5.7 (and unless AchillesTx and CRT agree in writing to transfer the control and conduct of all ongoing prosecution and maintenance steps to CRICK), CRT shall:

16.13.1	be responsible for filing, prosecuting and maintaining the LOHHLA Patents;

16.13.2

keep Achilles informed of developments in the filing, prosecution and maintenance of the LOHHLA Patents and shall provide AchillesTx with copies of all material correspondence to and from its patent attorneys or patent offices in relation to the LOHHLA Patents. CRT shall be discharged from this obligation if it directs its patent agents to copy AchillesTx in to any correspondence. CRT shall (where possible) provide AchillesTx reasonable notice of and the opportunity at its own cost to participate in conference calls or meetings with CRT’s patent attorneys in relation to the filing, prosecution and maintenance of the LOHHLA Patents;

16.13.3

keep Achilles informed of Patent Prosecution Costs incurred for LOHHLA Patents (filed as priority, PCT, and in the Major Countries and Other Countries), and in the event that AchillesTx notifies CRT in writing of any concerns about the level of any specific Patent Prosecution Costs, within [***] days of notification of such concern, CRT shall (I) consult with AchillesTx and take into consideration the reasonable comments, objections and suggestions received from AchillesTx in respect thereof; and (ii) shall engage with and challenge the responsible patent attorney in respect of the reasonable comments, objections and suggestions received from AchillesTx and use commercially reasonable efforts to resolve the same to the reasonable satisfaction of AchillesTx, provided that AchillesTx shall not be released from its obligation to reimburse CRT for any Patent Prosecution Costs;

16.13.4

consult with AchillesTx in connection with CRT’s strategy for the prosecution and maintenance of the LOHHLA Patents and shall take into consideration the reasonable comments and suggestions received from AchillesTx in respect thereof; and

16.13.5	at PCT national/regional stage;

16.13.5.1	file the LOHHLA Patents in the Major Countries; and

12

16.13.5.2	file the LOHHLA Patents in other countries outside of the Major Countries at AchillesTx’s request (“Other Countries”).”

5.1.6	New Clause 16.14 shall be deemed incorporated into the 2016 Licence Agreement and apply solely with respect to the LOHHLA Patents as follows:

“16.14	If AchillesTx wishes to allow the Surrender any of the LOHHLA Patents after national/regional entry stage in any countries, then the following shall apply:

16.14.1	AchillesTx shall first provide CRT with at least [***] days’ notice of its wishes identifying the applicable country,

16.14.2

CRT (or if CRT declines, CRICK) shall have the right (but not the obligation) to continue to file, prosecute and maintain the LOHHLA Patent in the applicable country at its sole cost, and if it exercises such right (i) CRT (or if CRT declines, the CRICK) shall thereafter be responsible for all costs and expenses associated with such LOHHLA Patent for that applicable country; (ii) AchillesTx’s licence to that LOHHLA Patent for that applicable country under the 2016 Licence Agreement shall terminate; and (iii) CRT (or if CRT declines, CRICK) and its licensees shall have the right to undertake acts that would otherwise infringe that LOHHLA Patent in the Exclusive Fields in the applicable country.”

6.	INTELLECTUAL PROPERTY ENFORCEMENT

6.1

The provisions of clause 17 of the 2016 Licence Agreement shall apply to the LOHHLA Patents save as expressly set out below and subject to the following amendments that shall apply specifically and only in respect of infringement by Third Parties of the LOHHLA Patents in the Exclusive Fields:

6.1.1	Clause 17.2.1 of the 2016 Licence Agreement shall, in respect of LOHHLA Patents, be deemed to be replaced with the following provisions:

“17.2.1

If such Enforcement Action, in so far as it concerns the LOHHLA Patents, is solely within the scope of AchillesTx’s exclusive licence to the LOHHLA Patents, AchillesTx shall have the first right to determine whether or not it wishes to bring proceedings for the Enforcement Action. If AchillesTx elects not to bring proceedings itself, then AchillesTx and CRT shall in good faith discuss and consider whether to bring proceedings for the Enforcement Action within [***] days of becoming aware of the Enforcement Action (which may be extended with mutual agreement). If, at the end of this period, CRT wishes to bring proceedings for the Enforcement Action, it may do so;”

6.1.2	Clause 17.2.3 of the 2016 Licence Agreement shall, in respect of LOHHLA Patents, be deemed to be replaced with the following provisions:

“17.2.3

If such Enforcement Action, in so far as it concerns the LOHHLA Patents, is not solely within the scope of the exclusive licence to the LOHHLA Patents, CRT shall have the right (but not the obligation) to control, direct and conduct any such Enforcement Action. In respect of any Enforcement Action controlled by CRT, whether pursuant to clause 17.2.1 or 17.2,3, CRT shall keep AchillesTx promptly and fully informed of any and all steps and events in any proceedings (including through promptly responding to any requests for information and allowing

13

AchillesTx to attend any meetings) and shall give due consideration to any reasonable comments and suggestions of AchillesTx in respect of such Enforcement Action;”

6.2	Clause 17.2.4 of the 2016 Licence Agreement shall be replaced with the following provisions:

“17.2 4

Any recovery of damages or other financial remedy obtained by in respect of any Enforcement Action controlled by (i) AchillesTx shall be paid to AchillesTx and shall, after deduction of [***] hereunder, be treated as Net Sales or (if applicable) Sub-Licence Revenue (but not both); and (ii) CRT pursuant to Clause 17.2.1 shall be paid to AchillesTx after deduction of [***] hereunder, and any balance shall be treated as Net Sales or (if applicable) Sub-Licence Revenue (but not both); and (iii) CRT pursuant to Clause 17.2.3 shall be paid to CRT.

7.	MISCELLANEOUS

7.1

For the avoidance of doubt, and without prejudice to clause 19 of the 2016 Licence Agreement, each Party hereby excludes all warranties and representations of any kind in relation to the LOHHLA Patents, whether express or implied in connection with this Agreement, save that the foregoing shall not exclude or limit any liability for fraud or 21634127 fraudulent misrepresentation. Without prejudice to the above, CRT does not give any warranty, representation or undertaking:

7.1.1	as to the efficacy, usefulness, fitness for purpose, quality, safety or commercial or technical viability of the LOHHLA Patents and/or any LOHHLA Patent Royalty Products; ,

7.1.2	that any of the LOHHLA Patents are or will be valid or will proceed to grant.

7.1.3	that the use of any invention claimed in the LOHHLA Patents, or the exercise of any rights granted under this Agreement will not infringe the Intellectual Property or other rights of any Third Party.

For the avoidance of doubt, nothing in this Addendum is intended to extend the scope of schedule 8 of the 2016 Licence Agreement so far as it applies to the LOHHLA Patents and any of the warranties set out in schedule 8 of the 2016 Licence Agreement are effective only as of the Effective Date. Schedule 8 shall remain in effect (in accordance with Clause 19 of the 2016 Licence Agreement) in relation to [***] under the original terms of the 2016 Licence Agreement.

7.2

For the avoidance of doubt, the limitation and exclusion of liability provisions set out in clause 20 of the 2016 Licence Agreement shall apply to this Addendum as if this Addendum was an original part of the 2016 Licence Agreement, with the effect that the limits of liability applicable under clause 20 of the 2016 Licence Agreement shall apply to any and all liabilities whether arising under or in connection with either or both of the 2016 Licence Agreement and this Addendum.

7.3	This Addendum shall terminate or expire in accordance with the termination or expiry of the 2016 Licence Agreement.

7.4

Except as expressly waived or modified herein, no other provisions of, accrued actions or rights under the 2016 Licence Agreement are waived or modified and the 2016 Licence Agreement shall remain unchanged and shall continue in full force and effect.

7.5	The provisions of clause 31 of the 2016 Licence Agreement shall apply equally to and govern disputes under this Addendum as if expressly incorporated herein.

7.6

This Addendum may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Addendum is not effective until each Party has executed at least one counterpart.

14

7.7

Any modification, extension or variation of this Addendum (or any document entered into pursuant to or in connection with this Addendum, including under the 2016 Licence Agreement as amended) shall only be valid if it is in writing and signed by or on behalf of each Party to this Addendum. No modification or variation of this Addendum shall be valid if made by e-mail.

7.8	The Parties agree and affirm the provisions of clause 29.1 of the 2016 Licence Agreement upon the execution of this Addendum.

15

Schedule 1

[***]

16

7.9

Reporting in the Neo-Antiqen Diagnostic Field. Commencing upon the [***] of the Addendum Effective Date and expiring upon [***], AchillesTx shall provide CRT with an annual written progress report that will include a summary of AchillesTx’s and, if applicable, its Affiliates’ or any Sub-Licensee’s research and development activities in the Neo-Antigen Diagnostic Field taken in the previous [***], which report shall be the Confidential Information of AchillesTx which CRT shall hold subject to the provisions of clause 18 of the 2016 Licence Agreement, recognizing that CRT shall be entitled to disclose Confidential Information to each of the CRICK and UCLB in accordance with clause 18 of the 2016 Licence Agreement. At CRT’s request, [***], representatives of AchillesTx and CRT will meet to discuss and answer CRT’s reasonable questions regarding the progress report. For the avoidance of doubt, AchillesTx may combine the information required pursuant to this Clause 7.9 with any progress report issued pursuant to clause 9.7 of the 2016 Licence Agreement.

7.10

Notwithstanding the provisions of the 2016 Licence Agreement, AchillesTx shall have the right to terminate the effect of this Addendum upon no less than [***]’ prior written notice to CRT, whereupon the provisions of this Addendum (and accordingly the amendments to the 2016 Licence Agreement) shall cease to apply, whereupon (unless the 2016 Licence Agreement has or is subsequently also terminated) the LOHHLA Patents shall be licensed only non-exclusively to AchillesTx and AchillesTx shall no longer be responsible for meeting any Patent Prosecution Costs incurred for the non-exclusively LOHHLA Patents.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorised officers to execute and acknowledge this Agreement as of the date first written above.

SIGNED by a director on behalf of	)	Signature /s/ Iraj Ali
ACHILLES THERAPEUTICS LIMITED	)
	)	Print Name Iraj Ali

SIGNED by a director on behalf of	)	Signature /s/ Andrew Waldron
CANCER RESEARCH TECHNOLOGY	)
LIMITED	)	Print Name Andrew Waldron

17

By Email

Tony Hickson, CBO

Cancer Research UK

2 Redman Place

London, E20 1JQ

8 March 2021

RE: CRT/Achilles Licence Agreement - Extension of vaccine option period

Dear Tony,

Under our Licence Agreement with Cancer Research Technology Limited dated 24 May 2016 (the “Agreement”), Achilles Therapeutics UK Limited (“Achilles”) has an option to take a licence to Exploit products within the Therapeutic Vaccine Field (“Vaccine Option”), which option may be exercised at any time during the Vaccine Option Period. All defined terms in the Agreement shall have the same meaning when used in this letter.

The Initial Vaccine Option Period expires five years from the Effective Date of the Agreement, which will be on 24 May 2021.

Pursuant to clause 3.3 of the Agreement, we hereby give notice to extend the option to include the Extended Vaccine Option Period, which is two years immediately following the expiry of the Initial Vaccine Option Period. This extended option period will therefore expire on 24 May 2023.

We request that CRUK issues Achilles with an invoice to enable payment of the Vaccine Fee of [***] ([***]) required to extend the option period, to be paid within 30 days of receipt of such invoice.

Yours sincerely

/s/ Iraj Ali

lraj Ali

CEO, Achilles Therapeutics UK Limited

Cc: Andrew Waldron, Head of Legal, CRUK

Achilles Therapeutics UK Limited	T: +44 (0)20 8154 4600
245 Hammersmith Road	E: info@achillestx.com
London W6 8PW, UK	W: achillestx.com

Achilles Therapeutics UK Limited is a private limited company registered in England and Wales under registration number 10167668.

Registered Office: 245 Hammersmith Road, London W6 SPW, UK

Cancer Research Technology 2 Redman Place London E20 1JQ United Kingdom T +44 (0)20 3469 6300 www.cancertechnology.com

Iraj Ali

Chief Executive Officer

Achilles Therapeutics UK Limited

245 Hammersmith Road,

London W6 8PW

United Kingdom

22nd January 2021

Dear Iraj,

RE: Licence Agreement between Achilles Therapeutics UK Limited (formerly known as Achilles Therapeutics Limited) (“AchillesTx”) and Cancer Research Technology Limited (“CRT”) dated 24th May 2016 and amended by Amendment 1 between AchillesTx and CRT dated 18th May 2018, Addendum between AchillesTx and CRT dated 11th October 2018, Amendment 3 between AchillesTx and CRT dated 15th July 2020 and Amendment 4 between AchillesTx and CRT dated 15th October 2020 (together the “AchillesTx Licence Agreement”)

Unless indicated otherwise, all capitalised terms used in this letter of amendment shall have the meanings given to such terms in the AchillesTx Licence Agreement.

CRT and AchillesTx hereby agree to amend the AchillesTx Licence Agreement pursuant to this letter of amendment (“Amendment 5”) with effect from the Amendment 5 Effective Date (as defined below) as follows:

l.	The following new definitions shall be included in the AchillesTx Licence Agreement:

““Amendment 5 Effective Date” means 15th January 2021.”

2.	The definition of “Additional Sample Period” shall be deleted and replaced with the following:

““Additional Sample Period” means from the Amendment 1 Effective Date up to 15th July 2021.”

3.	Schedule 12 shall be amended as follows:

•

The wording “During the period of time from the Amendment 1 Effective Date up to the 15th January 2021 (the “Additional Sample Period”) only” in the first paragraph of Schedule 12 shall be deleted and replaced with the following:

“During the period of time from the Amendment 1 Effective Date up to 15th July 2021 (the “Additional Sample Period”) only”

Registered address: Cancer Research Technology Ltd, 2 Redman Place, London E20 1JQ.

Registered in England (1626049). VAT registration number GB788 138678.

A wholly-owned subsidiary of Cancer Research UK, registered charity in England and Wales (1089464), Scotland (SC041666) and the Isle of Man (1103).

Except as expressly waived or modified herein, no other provisions of or rights under the AchillesTx Licence Agreement are waived or modified, and the AchillesTx Licence Agreement shall remain unchanged and shall continue in full force and effect. This Amendment 5 may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Amendment 5 is not effective until each Party has executed at least one counterpart. Any modification, extension or variation of this Amendment 5 (or any document entered into pursuant to or in connection with this Amendment 5, including under the AchillesTx Licence Agreement as amended) shall only be valid if it is in writing and signed by or on behalf of each Party to this Amendment 5. No modification or variation of this Amendment 5 shall be valid if made by e-mail.

This letter shall be governed by and construed in accordance with the laws of England and Wales and the Parties agree to submit to the exclusive jurisdiction of the English courts in respect of any dispute arising out of or in connection with this letter agreement.

Please sign, and add the date of signature, below confirming AchillesTx’s agreement to be bound by the terms of this letter agreement and return one signed letter agreement to me for CRT’s records.

Yours faithfully,

/s/ Tony Hickson

For and on behalf of

Cancer Research Technology Limited

Countersigned by Achilles Therapeutics UK Limited

Signature:	/s/ Daniel C.C. Hood	Date: Mar 4, 2021

Name:	Daniel Hood	Position: Chief Legal Officer

Registered address: Cancer Research Technology Ltd, 2 Redman Place, London E20 1JQ.

Registered in England (1626049). VAT registration number GB788 138678.

A wholly-owned subsidiary of Cancer Research UK, registered charity in England and Wales (1089464), Scotland (SC041666) and the Isle of Man (1103).

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